As filed with the Securities and Exchange Commission on August 3, 2004

                               File No. 333-116654

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             AMENDMENT NO. 2 TO THE

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           PAYMENT DATA SYSTEMS, INC.


                 (Name of small business issuer in its charter)


           Nevada                      6099                 98-0190072
          -------                  ----------               ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  I.R.S.  Employer

         of incorporation or Classification Code Number) Identification
                                Organization No.

              12500 SAN PEDRO, SUITE 120, SAN ANTONIO, TEXAS 78216
                            TELEPHONE: (210)249-4100

          (Address and telephone number of principal executive offices)

              12500 SAN PEDRO, SUITE 120, SAN ANTONIO, TEXAS 78216
                            TELEPHONE: (210)249-4100

     (Address of principal place of business or intended principal place of business)

                                 MICHAEL R. LONG
                             CHIEF EXECUTIVE OFFICER
                                 12500 SAN PEDRO
                                    SUITE 120
                            SAN ANTONIO, TEXAS 78216
                                 (210) 249-4100

            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                              AMY M. TROMBLY, ESQ.
                              TROMBLY BUSINESS LAW
                           1163 WALNUT STREET, SUITE 7
                                NEWTON, MA 02461
                                 (617) 243-0060

  Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                           PAYMENT DATA SYSTEMS, INC.
                     OFFERING UP TO 40,000,000 COMMON SHARES

This prospectus relates to the sale of up to 40,000,000 shares of our common stock by a stockholder. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess Private Equities Fund, L.P., which permits us to "put" up to $10 million in shares of common stock to Dutchess Private Equities Fund. Dutchess will pay us 95% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol PYDS.OB. On July 21, 2004, the last reported sale price of our common stock was $0.23 per share.

Dutchess Private Equities Fund, LP and Clayton Dunning and Co., Inc. are "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Subject to Completion, the date of this Prospectus is August 3, 2004


                                TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY                                                         4
RISK  FACTORS                                                               8
USE  OF  PROCEEDS                                                          13
DETERMINATION  OF  OFFERING  PRICE                                         14
DILUTION                                                                   14
SELLING  SECURITY  HOLDERS                                                 15
PLAN  OF  DISTRIBUTION                                                     16
LEGAL  PROCEEDINGS                                                         18
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS         19
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      20
DESCRIPTION  OF  SECURITIES                                                21
LEGAL MATTERS                                                              22
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 22
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           22
CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS             22
DESCRIPTION  OF  BUSINESS                                                  22
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  PLAN  OF  OPERATION           30
DESCRIPTION  OF  PROPERTY                                                  43
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         43
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            45
EXECUTIVE  COMPENSATION                                                    46
FINANCIAL  STATEMENTS                                                      F-1
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
FINANCIAL  DISCLOSURE                                                      F-31

                               PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                                   OUR COMPANY

We provide integrated electronic payment processing services to merchants and businesses, including all types of Automated Clearinghouse, or ACH, Network processing and credit and debit card-based processing services. The ACH Network is a nationwide batch-oriented electronic funds transfer system that is regulated by the Federal Reserve and provides for the interbank clearing of electronic payments for participating financial institutions. Our ACH processing services enable merchants or businesses to both remit or collect funds electronically using e-checks to transfer funds instead of traditional paper checks. An e-check is an electronic debit to a bank checking account that is initiated at the point-of-sale, on the Internet, over the telephone or via a bill remittance sent through the mail and is processed using the ACH network. Our card-based processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions. A traditional card-present transaction occurs whenever a cardholder physically presents a credit or debit card to a merchant at the point-of-sale. A card-not-present transaction occurs whenever the customer does not physically present a payment card at the point-of-sale and may occur over the Internet, mail, fax or telephone. Our electronic payment processing may take place in a variety of forms and channels. For example, our capabilities allow merchants to convert a paper check to an e-check or receive card authorization at the point-of-sale, have their customer service representatives take e-check or card payments from their consumers by telephone, and enable their consumers to make e-check or card payments directly through the use of a Web site or by calling an Interactive Voice Response, or IVR, telephone system. We also operate an online payment processing service for consumers under the domain name www.bills.com through which consumers can pay anyone. We generate revenues by charging fees for the electronic processing of payment transactions and related services. We charge certain merchants for these processing services at a bundled rate based on a percentage of the dollar amount of each transaction and, in some instances, additional fees are charged for each transaction. We charge other merchant customers a flat fee per transaction, and may also charge miscellaneous fees to our customers, including fees for chargebacks or returns, monthly minimums, and other miscellaneous services. We operate solely in the United States as a single operating segment, and do not currently have any foreign operations.

                                        4

In July 2003, we sold substantially all of our assets to Harbor Payments Corp., formerly Saro, Inc. We had used the assets sold to provide Electronic Bill
Presentment and Payment and related services to companies that generate recurring bills to their consumers. Electronic Bill Presentment and Payment is the process of sending bills in an electronic format to consumers securely through the Internet and processing Internet payment of bills utilizing an electronic transfer of funds. After we sold these assets, we no longer provided Electronic Bill Presentment and Payment and related services, which are presented in our financial statements as discontinued operations. We believe that the property and equipment we retained after this sale are sufficient to support our continuing operations. We also believe that our current available cash plus anticipated future revenues from continuing operations are likely to be insufficient for us to continue as a going concern.

Our auditors have issued a going concern opinion on our audited financial statements for the year ended December 31, 2003. As of March 31, 2004, our available cash balance was $268,000 and we anticipate cash needs of approximately $1.5 million for the next twelve months. Our ability to continue as a going concern is likely contingent on us receiving additional capital. If sufficient capital is not available to us, we would likely be required to reduce or discontinue our operations. We intend to use the proceeds from our equity line with Dutchess to pay current liabilities and fund our current level of operations in the future until we achieve positive cash flow from operations, if ever.

                                HOW TO CONTACT US

Our executive offices are located at 12500 San Pedro, Suite 120, San Antonio, Texas 78216. Our phone number is (210) 249-4100. Our Internet address is www.paymentdata.com.

                                  THE OFFERING

This prospectus relates to the resale of up to 40,000,000 shares of our common stock by Dutchess Private Equities Fund, LP, who will become a stockholder pursuant to our Investment Agreement.


Common  stock  offered           40,000,000 shares

Use  of  proceeds                We will not receive any proceeds from the sale by
                                 the selling stockholders of our common stock.  We
                                 will receive proceeds from our Investment
                                 Agreement with Dutchess Private Equities Fund.
                                 See "Use of Proceeds."

Symbol  for  our  common  stock  Our common stock trades on the OTCBB Market under the symbol "PYDS.OB"

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

Shares of common stock outstanding as of
April 16, 2004                                      21,495,181  (1)

Shares of common stock potentially issuable
upon exercise of the put right to Dutchess Private
Equities Fund                                       40,000,000  (2)
                                                    ----------

Total                                               61,495,181
                                                    ==========


(1)  Assumes:

- No exercise of the following options to purchase common stock outstanding at March 31, 2004:

4,003,767 shares of common stock pursuant to Amended and Restated 1999 Employee Comprehensive Stock Plan

533,003  shares  of  common  stock  pursuant  to 1999 Non-Employee Director Plan

- No exercise of the outstanding vested warrants to purchase common stock at March 31, 2004 as follows:

                                        5

                   Shares of
                   Common     Exercise   Expiration
Holder             Stock      Price      Date
-----------------  ---------  ---------  ----------


Private Placement     41,237  $    6.06  08/05/2004
Placement Agent          250       3.25  10/14/2004
Placement Agent          280       8.00  12/15/2004
Placement Agent        8,890       7.41  12/20/2004
Placement Agent        3,500       7.31  12/22/2004
Private Placement  2,000,000       1.80  11/27/2006
CheckFree          2,179,121      11.38  06/02/2010
                   ---------

                   4,233,278
                   =========



(2) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue no more than 40,000,000 shares pursuant to the exercise of our put right under the Investment Agreement. However, the number of shares that we will actually issue pursuant to that put right may be more than or less than 40,000,000, depending on the trading price of our common stock at the time of each put and how many times we issue a put. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 40,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

                            THE INVESTMENT AGREEMENT

The Investment Agreement we have with Dutchess Private Equities Fund, L.P. allows us to "put" to Dutchess Private Equities Fund either (A) four hundred percent of the average daily volume of our common stock for the ten trading days prior to the applicable put notice date, multiplied by the average of the three daily closing best bid prices immediately preceding the put date, or (B) $25,000; provided that in no event will the put amount be more than $1,000,000 with respect to any single put. We shall not be entitled to submit a put notice until after the previous put has been completed. The purchase price for the common stock identified in the put notice shall be equal to 95% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares. The discount at which we will issue our common stock to Dutchess will be accounted for as a direct cost of equity financing and recorded as interest expense on the day the common stock is issued. Assuming we draw down the full amount of the equity line of $10 million, we would incur approximately $500,000 of such interest expense. Existing stockholders may experience significant dilution from the sale of securities pursuant to our Investment Agreement. The lower our stock price is at the time we exercise our put option, the more shares we will have to issue to Dutchess Private Equities Fund to draw down the full amount under the equity line with Dutchess Private Equities Fund. At a stock price of $0.26 or less, we would have to issue all 40,000,000 shares registered under this offering in order to draw down on the full equity line.

                                        6

Dutchess Private Equities Fund, L.P. will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;

- our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;

- the issuance of the common stock will not violate any shareholder approval requirements of any exchange or market where our securities are traded;

- the registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements not misleading or which would require public disclosure or an update supplement to the prospectus; and

- We have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have commenced any proceedings under any bankruptcy or insolvency laws.

The  Investment Agreement will terminate when any of the following events occur:

- Dutchess Private Equities Fund, L.P. has purchased an aggregate of $10,000,000 of our common stock;

-  36  months  after  the  SEC  declares  this registration statement effective;

-  we  file  or  otherwise  enter  an  order  for  relief  in  bankruptcy;

- trading of our common stock is suspended for a period of 5 consecutive trading days; or

- we issue or sell any equity securities or securities convertible into, or exchangeable for, equity securities or enter into any other equity financing facility during the term of the Investment Agreement in certain circumstances, without the prior written approval of Dutchess.

                                        7

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors that management considers to be the material risks facing the company as of the date of this prospectus, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

                          RISKS RELATED TO OUR BUSINESS

OUR INDEPENDENT ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION AND IF WE CANNOT OBTAIN ADDITIONAL FINANCING BY JULY 31, 2004, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our independent accountants have issued a going concern opinion. Due to continuing operating losses, our current available cash and cash equivalents along with anticipated revenues are likely to be insufficient to meet our anticipated cash needs for the near future. Consequently, our ability to continue as a going concern is likely contingent on us receiving additional funds in the form of equity or debt financing. We currently plan to meet our capital requirements primarily through the issuance of equity securities or new borrowing arrangements. Accordingly, we are aggressively pursuing strategic alternatives, including the Equity Line of Credit for which we are registering shares in this registration statement. However, financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, or achieve positive cash flow, by July 31, 2004, we may be forced to curtail operations or may ultimately cease to exist.

WE HAVE GENERATED SIGNIFICANT LOSSES AND EXPECT TO GENERATE OPERATING LOSSES FOR THE FORESEEABLE FUTURE, THEREFORE WE MAY NOT BECOME PROFITABLE.

We organized in 1998 and began operations as a public company in 1999 by offering electronic billing services to other companies. After the sale of our primary business in July 2003, we have concentrated on building our electronic payments services operations. We have not been profitable since inception and we may never become profitable. As of December 31, 2003, our accumulated deficit was $46.7 million.

IF OUR SECURITY APPLICATIONS ARE NOT SUFFICIENT TO ADDRESS CHANGING MARKET CONDITIONS AND CUSTOMER CONCERNS, WE MAY NOT BE ABLE TO SELL OUR SERVICES.

Our use of applications designed for premium data security and integrity to process electronic transactions may not be sufficient to address changing market conditions or the security and privacy concerns of existing and potential customers. Adverse publicity raising concerns about the safety or privacy of electronic transactions, or widely reported breaches of our or another provider's security, have the potential to undermine consumer confidence in the technology and could have a materially adverse effect on our business.

IF THE TREND OF AN INCREASING PERCENTAGE OF PAYMENTS CLEARED ELECTRONICALLY DOES NOT CONTINUE, WE MAY NOT BE ABLE TO GROW OUR BUSINESS.

Our future financial performance will be materially affected by the percentage of payments that can be cleared electronically. Based on reports by the Federal Reserve, paper check use as a percentage of retail non-cash payments declined from 77.1% in 1995 to 59.5% in 2000. Accordingly, a reversal of the current trend toward a smaller proportion of paper-based payments would limit the potential growth of our business.

                                        8

IF  WE  DO  NOT  ADAPT  TO  RAPID  TECHNOLOGICAL  CHANGE, OUR BUSINESS MAY FAIL.

Our success depends on our ability to develop new and enhanced services, and related products that meet changing customer needs. The market for our services, however, is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new and enhanced software, service and related product introductions. In addition, the software market is subject to rapid and substantial technological change. To remain successful, we must respond to new developments in hardware and semiconductor technology, operating systems, programming technology and computer capabilities. In many instances, new and enhanced services, products and technologies are in the emerging stages of development and marketing, and are subject to the risks inherent in the development and marketing of new software, services and products. We may not successfully identify new service opportunities, and develop and bring new and enhanced services and related products to market in a timely manner. Even if we do bring such services, products or technologies to market, they may not become commercially successful. Additionally, services, products or technologies developed by others may render our services and related products noncompetitive or obsolete. If we are unable, for technological or other reasons, to develop and introduce new services and products in a timely manner in response to changing market conditions or customer requirements, our business may fail.

WE RELY ON OUR RELATIONSHIP WITH THE AUTOMATED CLEARINGHOUSE NETWORK AND IF THE FEDERAL RESERVE RULES WERE TO CHANGE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

We have a contractual relationship with a third party provider, which maintains a relationship with multiple Originating Depository Financial Institutions, or ODFI, in the Automated Clearinghouse, or ACH, Network. The ACH Network is a nationwide batch-oriented electronic funds transfer system that provides for the interbank clearing of electronic payments for participating financial institutions. An ODFI is a participating financial institution that must abide by the provisions of the ACH Operating Rules and Guidelines. Through our relationship with this third party provider, we are able to process payment transactions on behalf of our customers and their consumers by submitting payment instructions in a prescribed ACH format. We pay volume-based fees to the third party provider for debit and credit transactions processed each month, and pay fees for other transactions such as returns and notices of change to bank accounts. These fees are part of our cost structure. If the Federal Reserve rules were to change to introduce restrictions or modify access to the ACH, our business could be materially adversely affected.

IF OUR THIRD PARTY CARD PROCESSING PROVIDER OR OUR BANK SPONSOR FAIL TO COMPLY WITH THE APPLICABLE REQUIREMENTS OF VISA AND MASTERCARD CREDIT CARD ASSOCIATIONS, WE MAY HAVE TO FIND A NEW THIRD PARTY PROCESSING PROVIDER WHICH COULD INCREASE OUR COSTS.

Substantially all of the card-based transactions we process involve Visa or MasterCard. If our third party processing provider, Network 1 Financial, Inc., or our bank sponsor, Harris Bank, fail to comply with the applicable requirements of the Visa and MasterCard credit card associations, Visa or MasterCard could suspend or terminate their registration. Also, our contract with these third parties is subject to cancellation upon limited notice by either party. The cancellation of our contract, termination of their registration or any changes in the Visa or MasterCard rules that would impair their registration could require us to stop providing such payment processing services if we are unable to obtain another provider or sponsor at similar costs. Additionally, changing our bank sponsor could adversely affect our relationship with our merchants if the new sponsor provides inferior service or charges higher costs.

WE  DEPEND  ON MICHAEL R. LONG AND LOUIS A. HOCH AND IF THESE OFFICERS CEASED TO
BE  ACTIVE  IN  OUR  MANAGEMENT,  OUR  BUSINESS  MAY  NOT  BE  SUCCESSFUL.

Our success depends to a significant degree upon the continued contributions of our key management, marketing, service and related product development and operational personnel, including our Chairman, Chief Executive Officer and Chief Financial Officer, Michael R. Long and our President and Chief Operating Officer, Louis A. Hoch. We have employment agreements with Mr. Long and Mr. Hoch that expire in July 2004 and prohibit them from competing with us for a period of two years upon termination of their employment. Our business may not be successful if, for any reason, either of these officers ceased to be active in our management.

                                        9

IF OUR SOFTWARE FAILS, AND WE NEED TO REPAIR OR REPLACE IT, OR WE BECOME SUBJECT TO WARRANTY CLAIMS, OUR COSTS COULD INCREASE.

Our software products could contain errors or "bugs" that could adversely affect the performance of services or damage a user's data. We attempt to limit our potential liability for warranty claims through technical audits and limitation-of-liability provisions in our customer agreements. However, these measures may not be effective in limiting our exposure to warranty claims. We have not experienced a significant increase in software errors or warranty claims. Despite the existence of various security precautions, our computer infrastructure may also be vulnerable to viruses or similar disruptive problems caused by our customers or third parties gaining access to our processing system. If our software fails, and we need to replace or repair it, or we become subject to warranty claims, our costs could increase.

OUR BUSINESS STRATEGY INCLUDES IDENTIFYING NEW BUSINESSES TO ACQUIRE, AND IF WE CANNOT INTEGRATE ACQUISITIONS INTO OUR COMPANY SUCCESSFULLY, WE MAY NOT BECOME PROFITABLE.

Our success partially depends upon our ability to identify and acquire undervalued businesses within our industry. Although we believe that there are companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to make any acquisitions, and if we do make acquisitions, they may not be profitable. As a result, our business may not grow and we may not achieve or sustain profitability.

IF  WE  DO  NOT  MANAGE OUR GROWTH, WE MAY NOT ACHIEVE OR SUSTAIN PROFITABILITY.

We may experience a period of rapid growth that could place a significant strain on our resources. In order to manage our growth successfully, we will have to continue to improve our operational, management and financial systems and expand our work force. A significant increase in our customer base may necessitate the hiring of a significant number of additional personnel, qualified candidates for which, at the time needed, may be in short supply. In addition, the expansion and adaptation of our computer and administrative infrastructure will require substantial operational, management and financial resources. Although we believe that our current infrastructure is adequate to meet the needs of our customers in the foreseeable future, we may not be able to expand and adapt our infrastructure to meet additional demand on a timely basis, at a commercially reasonable cost, or at all. If our management is unable to manage growth effectively, hire needed personnel, expand and adapt our computer infrastructure and improve our operational, management, and financial systems and controls, we may not attain or sustain profitability.

IF WE DO NOT MANAGE OUR CREDIT RISKS RELATED TO OUR MERCHANT ACCOUNTS, WE MAY INCUR SIGNIFICANT LOSSES.

We rely on the Federal Reserve's ACH system for electronic fund transfers and the Visa and MasterCard associations for settlement of payments by credit or debit card on behalf of our merchant customers. In our use of these established payment clearance systems, we generally bear the credit risks arising from returned transactions caused by insufficient funds, stop payment orders, closed accounts, frozen accounts, unauthorized use, disputes, customer charge backs theft or fraud. Consequently, we assume the credit risk of merchant disputes, fraud, insolvency or bankruptcy in the event we attempt to recover funds related to such transactions from our customers. We have not experienced a significant increase in the rate of returned transactions or incurred any losses with respect to such transactions. We utilize a number of systems and procedures to manage and limit credit risks, but if these actions are not successful in managing such risks, we may incur significant losses.

                                       10

                          RISKS RELATED TO OUR INDUSTRY

THE ELECTRONIC COMMERCE MARKET IS RELATIVELY NEW AND IF IT DOES NOT GROW, WE MAY NOT BE ABLE TO SELL SUFFICIENT SERVICES TO MAKE OUR BUSINESS VIABLE.

The electronic commerce market is a relatively new and growing service industry. If the electronic commerce market fails to grow or grows slower than anticipated, or if we, despite an investment of significant resources, are unable to adapt to meet changing customer requirements or technological changes in this emerging market, or if our services and related products do not maintain a proportionate degree of acceptance in this growing market, our business may not grow and could even fail. Additionally, the security and privacy concerns of existing and potential customers may inhibit the growth of the electronic commerce market in general, and our customer base and revenues, in particular. Similar to the emergence of the credit card and automatic teller machine, or ATM, industries, we and other organizations serving the electronic commerce market must educate users that electronic transactions use encryption technology and other electronic security measures that make electronic transactions more secure than paper-based transactions.

CHANGES  IN  REGULATION  OF  ELECTRONIC  COMMERCE AND RELATED FINANCIAL SERVICES
INDUSTRIES  COULD  INCREASE  OUR  COSTS  AND  LIMIT  OUR BUSINESS OPPORTUNITIES.

We believe that we are not required to be licensed by the Office of the Comptroller of the Currency, the Federal Reserve Board, or other federal or state agencies that regulate or monitor banks or other types of providers of electronic commerce services. It is possible that a federal or state agency will attempt to regulate providers of electronic commerce services, which could impede our ability to do business in the regulator's jurisdiction. We are subject to various laws and regulations relating to commercial transactions, such as the Uniform Commercial Code, and may be subject to the electronic funds transfer rules embodied in Regulation E, promulgated by the Federal Reserve Board. Given the expansion of the electronic commerce market, the Federal Reserve Board might revise Regulation E or adopt new rules for electronic funds transfer affecting users other than consumers. Because of growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market. It is possible that Congress or individual states could enact laws regulating the electronic commerce market. If enacted, such laws, rules and regulations could be imposed on our business and industry and could increase our costs or limit our business opportunities.

IF WE CANNOT COMPETE SUCCESSFULLY IN OUR INDUSTRY, WE COULD LOSE MARKET SHARE AND OUR COSTS COULD INCREASE.

Portions of the electronic commerce market are becoming increasingly competitive. We expect to face growing competition in all areas of the electronic payment processing market. New companies could emerge and compete for merchants of all sizes. We expect competition to increase from both established and emerging companies and that such increased competition could lower our market share and increase our costs. Moreover, our current and potential competitors, many of whom have greater financial, technical, marketing and other resources than us, may respond more quickly than us to new or emerging technologies or could expand to compete directly against us in any or all of our target markets. Accordingly, it is possible that current or potential competitors could rapidly acquire market share. We may not be able to compete against current or future competitors successfully. Additionally, competitive pressures may increase our costs, which could lower our earnings, if any.

                                       11

               RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. In 2002, our stock price fluctuated between $0.17 and $1.70. The trading price of our common stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in product mix, or changes in our revenue and revenue growth rates.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS PRIVATE EQUITIES FUND.

The sale of shares pursuant to our Investment Agreement with Dutchess Private Equities Fund may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares we will have to issue to Dutchess Private Equities Fund to draw down on the full equity line with Dutchess Private Equities Fund. If our stock price decreases, then our existing stockholders would experience greater dilution. At a stock price of $0.26 or less, we would have to issue all 40,000,000 shares registered under this offering in order to draw down on the full equity line.

DUTCHESS PRIVATE EQUITIES FUND WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under our agreement with Dutchess Private Equities Fund will be purchased at a 5% discount to the lowest closing best bid price during the five days immediately following our notice to Dutchess Private
Equities  Fund  of  our  election  to  exercise  our put right. Dutchess Private
Equities Fund has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund sells our shares, the price of our stock could decrease. If our stock price decreases, Dutchess Private Equities Fund may have a further incentive to sell the shares of our common stock that it holds. The discounted sales under our agreement with Dutchess Private Equities Fund could cause the price of our common stock to decline.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS THAT COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-  deliver  a  standardized  risk  disclosure  document  prepared  by  the  SEC;

- provide the customer with current bid and offer quotations for the penny stock;

- explain the compensation of the broker-dealer and its salesperson in the transaction;

                                       12

- provide monthly account statements showing the market value of each penny stock held in the customer's account;

- make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's executed acknowledgement of the same; and

-  provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

WE HAVE ADOPTED CERTAIN MEASURES THAT MAY MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE CONTROL OF OUR COMPANY AND COULD LOWER THE PRICE OF OUR STOCK.

On October 4, 2000, we approved a stockholder rights plan to protect stockholders in the event of an unsolicited attempt to acquire our company in a manner that would not be in the best interests of our stockholders. This stockholder rights plan could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. Our Board of Directors is also classified into three classes of directors serving staggered three-year terms. Such classification of the Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for our company. The issuance of common stock under a stockholder rights plan could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

                                 USE OF PROCEEDS

The 40,000,000 shares of common stock covered by this prospectus will be sold by Dutchess Private Equities Fund, LP who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of the 40,000,000 shares. However, we will receive proceeds from the sale of our common shares pursuant to our Investment Agreement with Dutchess Private Equities Fund.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Dutchess Private Equities Fund, L.P. is obligated to purchase. The table assumes estimated offering expenses of $25,000.


                                                         Proceeds         Proceeds          Proceeds         Proceeds
                                                       If 100% Sold      If 50% Sold       If 25% Sold      If 10% Sold
                                                      -------------      ------------      -----------      -----------
Gross Proceeds                                         $10,000,000        $5,000,000       $2,500,000       $1,000,000
Estimated Expenses of the Offering                     $    25,000        $   25,000       $   25,000       $   25,000
                                                      -------------      -----------       -----------      -----------
Net Proceeds                                           $ 9,975,000        $4,975,000       $2,475,000       $  975,000
                                                      =============      ===========       ===========      ===========

                                                         Priority           Priority       Priority           Priority
                                                      -------------      ------------      -------------      ------------

Working capital and general corporate expenses  1st     $2,000,000        $2,000,000       $2,000,000        $  975,000
Expansion of internal operations                2nd     $1,500,000        $1,500,000       $  475,000        $        -
Potential acquisition costs (1)                 3rd     $6,475,000        $1,475,000       $        -        $        -
                                                       ------------      -----------       ------------      -----------
                                                        $9,975,000        $4,975,000       $2,475,000        $  975,000
                                                       ============      ===========       ============      ===========

                                       13

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

(1) From time to time we evaluate opportunities to make acquisitions of assets or businesses that we believe would help us achieve our goal of profitability, but we are not currently planning any material acquisitions.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares in any manner at the current market price or through negotiated transactions with any person at any price.

                                    DILUTION

Our net tangible book value as of December 31, 2003 was $205,232, or $0.01 per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Net tangible book value as of December 31, 2003 is calculated by subtracting our net intangible asset of $7,500 that is included in other assets from net total book value (total assets less total liabilities) of $212,732. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to Dutchess Private Equities Fund, L.P. The amount of dilution will depend on the offering price and number of shares to be issued. The following example shows the dilution to new investors at an assumed offering price of $0.24 per share which is based on the closing price of our common stock on June 10, 2004 of $0.25 adjusted for the 5% discount at which we will issue shares under our agreement with Dutchess Private Equities Fund. The discount is defined as 95% of the lowest closing bid price of our common stock during the five consecutive trading day period immediately following our notice to Dutchess Private Equities Fund of our election to exercise our put rights.

If we assume that we were to issue 100%, 50%, 25% and 10% of the 40,000,000 shares of common stock to Dutchess Private Equities Fund, L.P. at an assumed offering price of $0.24 per share, less $25,000 of offering expenses, our pro forma net tangible book value as of December 31, 2003 would have been as follows:

Pro Forma Effects of Dilution from Offering:
Assumed percentage of shares issued                             100%         50%          25%        10%
Number of shares issued (in millions)                           40           20           10          4
Assumed public offering price per share                         $0.24        $0.24       $0.24       $0.24
Stock discount recognized as interest expense                   $505,263     $252,632    $126,316    $50,526
Net tangible book value per share before this offering          $0.01        $0.01       $0.01       $0.01
Net tangible book value after this offering                     $9,274,969   $4,727,600  $2,453,916  $1,089,706
Net tangible book value per share after this offering           $0.15        $0.12       $0.08       $0.04
Dilution of net tangible book value per share to new investors  $0.09        $0.12       $0.16       $0.20
Increase in net tangible book value per share to existing
shareholders                                                    $0.14        $0.11       $0.07       $0.03


                                       14

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess Private Equities Fund, L.P. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $0.24 per share and 75%, 50% and 25% discounts to that price.

Offering price:  $0.24                75%           50%           25%               -
PURCHASE PRICE:(1)                   $0.06         $0.12         $0.18            $0.24
NO.  OF SHARES:(2)               40,000,000     20,000,000     13,333,334        10,000,000
TOTAL OUTSTANDING:(3) .          60,987,956     40,987,956     34,321,289        30,987,956
PERCENT OUTSTANDING:(4)               65.6%        48.8%          38.8%           32.3%

(1)  Represents market price.

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $2.4 million in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).


                                 CAPITALIZATION

The  following  table  shows  our  capitalization  at  March  31,  2004:


Preferred stock, $0.01 par value, 10,000,000 shares
  authorized, none issued and outstanding                      0

Common stock, $0.001 par value, 200,000,000 shares
  authorized, 21,445,181 issued and
  outstanding                                             21,445

Additional paid-in capital                            46,921,821

Accumulated deficit                                  (47,051,880)

Total shareholders' equity (deficit)                  $ (108,614)


                            SELLING SECURITY HOLDERS

Based upon information available to us as of April 9, 2004, the following table sets forth the name of the selling stockholder, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer. However, this registration statement does not cover sales by donees, pledges, transferees or other successors-in-interest of Dutchess Private Equities Fund, L.P.

                                       15

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


                           Ownership Before Offering  Shares Being Offered  Ownership After Offering(1)
                           -------------------------  --------------------  ------------------------

Dutchess Private Equities
         Fund, LP(2)                         -0-              40,000,000            -0-

(1) The numbers assume that the selling stockholder has sold all of the shares offered hereby prior to completion of this Offering.
(2) Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Michael Novielli and Douglas H. Leighton are Managing Members of Dutchess Capital Management, LLC, and have voting and dispositive power with respect to securities held by Dutchess Private Equities Fund, LP.


                              PLAN OF DISTRIBUTION

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

-in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

-  at  prices  related  to  such  prevailing  market  prices;

-  in  negotiated  transactions;

-  in  a  combination  of  such  methods  of  sale;  or

-  any  other  method  permitted  by  law.

The selling stockholder may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholder may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

                                       16

Dutchess Private Equities Fund, L.P., Clayton Dunning and Co., Inc. and any other broker-dealers who act in connection with the sale of its shares will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholder that it and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling stockholder will be governed by the applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement of which this prospectus is a part, we will advise the selling stockholder that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and any of its affiliates.

We  have  informed  the  selling  stockholder  that  it  may  not:

-  engage  in  any  stabilization activity in connection with any of the shares;

-  bid  for  or  purchase any of the shares or any rights to acquire the shares;

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholder that it must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, the selling stockholder may be able to sell its shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

We expect to incur approximately $25,000 in expenses related to this registration statement. Our expenses consist mainly of accounting and legal fees. Our estimate of $25,000 in expenses does not include amounts we may pay to Clayton Dunning and Co., Inc. as Placement Agent.

                                       17

We engaged Clayton Dunning and Co., Inc. as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge, Clayton Dunning has no affiliation or business relationship with Dutchess Private Equities Fund, L.P. Clayton Dunning will be our exclusive placement agent in connection with the Investment Agreement. We agreed to pay Clayton Dunning 1% of the gross proceeds from each put with an aggregate maximum of $10,000 over the term of our agreement. The Placement Agent agreement terminates when our Investment Agreement with Dutchess Private Equities Fund terminates pursuant to the terms of that Investment Agreement.

                                LEGAL PROCEEDINGS

Beginning in December 2000, we pledged as loan guarantees certain funds held as money market funds and certificates of deposit to collateralize margin loans for the following executive officers of the Company: (1) Michael R. Long, then Chairman of the Board of Directors and Chief Executive Officer; (2) Louis A. Hoch, then President and Chief Operating Officer; (3) Marshall N. Millard, then Secretary, Senior Vice President, and General Counsel; and (4) David S. Jones, then Executive Vice President. Mr. Millard and Mr. Jones no longer are employees of the Company. The pledged funds were held in our name in accounts with the lenders that held the margin loans of the officers. Our purpose in collateralizing the margin loans was to prevent the sale of our common stock owned by these officers while we were pursuing efforts to raise additional capital through private equity placements. The sale of that common stock could have hindered our ability to raise capital in such a manner and compromised our continuing efforts to secure additional financing. We were also trying to accommodate the requests of the named executive officers, who were seeking to preserve their financial liquidity. We believe this action served our purpose of assuring stable management and leadership for our future. The margin loans were obtained in March 1999 from institutional lenders and were secured by shares of our common stock owned by these officers. Each of the officers used the proceeds of their respective margin loans for investment purposes and usual and customary living expenses.

None of the margin loans were recourse with respect to the officers and none of the loan guarantees were recourse with respect to us because at the times the margin loans were made and the funds pledged, the value of the common stock collateralizing the margin loans exceeded the loan amounts. Under the original terms of the arrangement, we charged each of the officers, pro rata, the difference between the rate of return earned by us before the collateralization of the margin loans on the funds that were to be the pledged funds and the rate of return earned on the pledged funds after the collateralization of the margin loans. We offset such amounts due from Mr. Long, Mr. Hoch, and Mr. Millard against their respective salaries from the date the funds were pledged until November of 2002, when we underwent significant downsizing and Mr. Long, Mr. Hoch, and Mr. Millard began deferring their salaries. We offset such amounts due from Mr. Jones against his salary from the date the funds were pledged until the date of his departure from the Company in August 2001.

The highest total amount of funds pledged for the margin loans guaranteed by us was approximately $2.0 million. The total balance of the margin loans guaranteed by us was approximately $1.3 million at December 31, 2002. At the time the funds were pledged, we believed we would have access to them because (a) our stock price was substantial and the stock pledged by the officers, if liquidated, would produce funds in excess of the loans payable, and (b) with respect to one of the institutional lenders (who was also assisting us as a financial advisor at the time), even if the stock price fell, we had received assurances from that institutional lender that the pledged funds would be made available as needed. During the fourth quarter of 2002, we requested partial release of the funds for operating purposes, which request was denied by an institutional lender. At that time, our stock price had fallen as well, and it became clear that both institutional lenders would not release the pledged funds.

In light of these circumstances, we recognized a loss on the guarantees of $1,278,138 in the fourth quarter of 2002 and recorded a corresponding payable under related party guarantees on our balance sheet at December 31, 2002 because it became probable at that point that we would be unable to recover our pledged funds. During the quarter ended March 31, 2003, the lenders applied the pledged funds to satisfy the outstanding balances of the loans. The total balance of the margin loans guaranteed by us was zero at December 31, 2003.

                                       18

The pledged funds were classified as cash and cash equivalents on our balance sheet and disclosed in the accompanying footnotes in our Annual Report on Form 10-K for each of the years ended December 31, 2000 and 2001, respectively. The pledged funds were classified as cash and cash equivalents on our balance sheet and disclosed in the accompanying footnotes in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, respectively. Under the terms of the related guaranty agreements, we could, at any time, terminate our obligations and the lenders' rights under the guaranty agreements, but we would remain liable for any losses incurred by the lenders in liquidating the guaranteed accounts by selling the common stock held as collateral in the margin loan accounts in order to pay off the margin loan balances in full during a reasonable time subsequent to the receipt of our termination notice. Because we had the right to withdraw our pledged funds at any time and would not incur any losses as long as the value of the common stock held in the margin loan accounts exceeded the total balance of the margin loans, the funds we had pledged were properly reported as unrestricted as long as there was sufficient collateral other than our pledged funds available to cover the loans. Based on the number of shares of our common stock held by these officers in their margin accounts collateralizing the loans and the price of our common stock at the time these respective reports were filed, management determined that there was sufficient coverage available for the lenders to liquidate the stock to pay off the margin loans in full and return the full amount of our pledged funds to us if we had withdrawn our guarantee. At a stock price of less than $0.83 per share, management estimated that the lenders would have to access the pledged funds in order to cover the loans. Beginning August 29, 2002, the closing price for our common stock has not been above $0.81 per share. Prior to August 29, 2002 while the funds were pledged, the closing price of our common stock also struck below $0.83 on July 10, July 22, August 12 and August 13 during 2002 when the closing price was $0.70, $0.75, $0.81 and $0.80, respectively. After the price of our common stock was too low to provide the lenders with sufficient coverage of the margin loan balances and our request for partial release of the funds was denied by an institutional lender, the pledged funds were classified as cash pledged as collateral for related party obligations on our balance sheet and disclosed in the accompanying footnotes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. On June 30, 2003, we filed an amended Annual Report on Form 10-K for the year ended December 31, 2001 and amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 as a result of comments received from the Securities and Exchange Commission in connection with their review of our registration statement on Form S-3 that we originally filed on August 9, 2002. These amended reports included restated balance sheets that classified the pledged funds as cash pledged as collateral for related party obligations because by the time the amended reports were filed, there was no longer sufficient collateral other than our pledged funds available to cover the loans and it was clear that the funds would not be released as we had been assured.

We may institute litigation or arbitration in collection of the outstanding repayment obligations of Mr. Long, Mr. Hoch, Mr. Millard, and Mr. Jones, which currently total $1,278,138. Presently, we have refrained from initiating action to recover these funds from Mr. Long, Mr. Hoch, and Mr. Millard because they may have offsetting claims that total $1,445,500 collectively by virtue of the change of control clause in their respective employment agreements based on our preliminary analysis. We understand that these individuals may assert such claims based on our sale of substantially all of our assets to Harbor Payments, Inc. on July 25, 2003. We have not initiated any formal settlement negotiations with these individuals because they are presently under an extended employment contract with us or have not been amenable to such an action. We have not pursued the outstanding repayment obligation of Mr. Jones because we do not consider a recovery attempt to be cost beneficial. In order to attempt a recovery from Mr. Jones, we estimate that we would incur a minimum of $20,000 in estimated legal costs with no reasonable assurance of success in recovering his outstanding obligation of approximately $38,000. Because of the limited amount of the obligation, we also anticipate difficulty in retaining counsel on a contingency basis to pursue collection of this obligation. The ultimate outcome of this matter cannot presently be determined.

On July 25, 2003, certain of our stockholders (those stockholders being Mike Procacci, Jr., Mark and Stefanie McMahon, Anthony and Lois Tedeschi, Donna and James Knoll, John E. Hamilton, III, William T. Hagan, Samuel A. Fruscione, Dana Fruscione-Penzone, Gia Fruscione, Alicia Fruscione, Joseph Fruscione, Robert Evans, John Arangio, Gary and JoAnne Gardner, Lee and Margaret Getson, G. Harry Bonham, Jr., Gary Brewer, Bob Lastowski, Robert Filipe, Mitchell D. Hovendick, Dr. John Diephold, Joseph Maressa, Jr., and Charles Brennan) commenced legal action against us, Ernst & Young, LLP, and certain of our current and former directors (including the executive officers named above) in the District Court of the 45th Judicial District, Bexar County, Texas. With respect to us and the current and former directors named in the suit, the plaintiffs allege that we, acting through such directors, misstated in our 2000 and 2001 Form 10-Ks our ability to use for operational purposes the funds pledged as security for margin loans of certain of our executive officers, as discussed above. The plaintiffs allege and seek resulting economic and exemplary damages, rescission, interest, attorneys' fees and costs of court. We believe this suit is without merit and intend to vigorously defend the company and the directors named in the suit. As of June 4, 2004, there have been no material developments in the suit. The results of legal proceedings cannot be predicted with certainty. If we fail to prevail in this legal matter, our financial position, results of operations, and cash flows could be materially adversely affected.

                        DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is set forth in the following table. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of the Board of Directors of the Company.

                                       19


Name                   Age     Position  Held
-----                  ---     --------------

Michael  R. Long       59      Chief  Executive  Officer, Chief Financial Officer,
                               Chairman of the Board and Director

Louis A. Hoch          38      President, Chief Operating Officer, and Director

Peter G. Kirby         64      Director


BIOGRAPHIES  OF  OFFICERS  AND  DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

MICHAEL R. LONG has been our Chief Executive Officer, Chairman of the Board and Director since July 1998. In addition, Mr. Long has been our Chief Financial Officer since September 2003. Mr. Long has more than thirty years of senior executive management and systems development experience in six publicly traded companies, as well as operating a systems consulting business. Before assuming the top position at Payment Data Systems, Mr. Long was Vice President of Information Technology at Billing Concepts, Inc., the largest third party billing clearinghouse for the telecommunications industry. Mr. Long's career experience also includes financial services industry business development for Anderson Consulting and several executive positions in publicly traded telecommunications and financial services companies.

LOUIS A. HOCH has been our President, Chief Operating Officer, and Director since July 1998. Mr. Hoch has more than fourteen years of management experience in large systems development; earning him national recognition as an expert in call centers, voice-systems and computer telephony integration. Mr. Hoch has held various key management positions with U.S. Long Distance, Billing Concepts, Inc. and Anderson Consulting. Mr. Hoch holds a BBA in Computer Information Systems and an MBA in International Business Management, both from Our Lady of the Lake University Business School. In 2000 and 2001, he served as a board member of Office e-procure, which provides branded office supply eCommerce sites for businesses.

PETER G. KIRBY, Ph.D. SPHR CM, has been our Director since June 2001. Mr. Kirby distinguished himself in professional and community activities in a career that spans thirty-five years. He is an accomplished public speaker and has provided consultative services to Fortune 100 firms. Mr. Kirby has published numerous works in the fields of management, decision-making and human resources. He has been a director on many university advisory councils and boards and has served on many charitable committees and foundations. Mr. Kirby is currently a tenured professor of Management at Our Lady of the Lake University in San Antonio,
Texas,  where  he  has  taught  for  the  past  fourteen  years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of June 10, 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2003 fiscal year and (iv) all of our directors and current executive officers as a group:

                                       20

NAME                                                        AMOUNT AND NATURE OF                      PERCENT OF CLASS (1)
                                                            BENEFICIAL OWNERSHIP
5% STOCKHOLDERS
CheckFree Investment Corporation                                  3,168,242  (2)                         14.7%
   2920 Green Valley Road
   Building 3, Suite 321-19
   Henderson, NV  89014

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Michael R. Long                                                   1,840,001  (3)                          8.6%
Louis A. Hoch                                                     1,818,034  (4)                          8.5%
Peter G. Kirby                                                      293,600  (5)                          1.4%
All executive officers and directors as a group (3 people)        3,951,635  (6)                         18.4%

(1)     Based  on  a  total  of  21,495,181  shares  of  common  stock  issued  and  outstanding  on  June 10,  2004.

(2)     Based  on  a  Schedule  13(g)/A  filed  on February 2, 2003, the most recent date for which information is available.

(3)     Includes  1,248,334  shares  that  Mr.  Long  has  the  right  to  acquire  upon  the  exercise  of  stock  options.

(4)     Includes  1,115,000  shares  that  Mr.  Hoch  has  the  right  to  acquire  upon  the  exercise  of  stock  options.

(5)     Includes  293,000  shares  that  Mr.  Kirby  has  the  right  to  acquire  upon  the  exercise  of  stock  options.

(6)     The  address of all individual directors and executive officers is c/o  Payment Data Systems, Inc.,  12500 San Pedro,
        Suite  120,  San  Antonio,  Texas  78216.



                            DESCRIPTION OF SECURITIES

COMMON  STOCK

Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock, par value $.001 per share.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the voting power can elect all of our directors.

DIVIDEND POLICY. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. We may never pay dividends on our common stock.

                                       21

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of the company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of the company after satisfaction of all liabilities.

STOCKHOLDER RIGHTS PLAN. On October 4, 2000, we declared a dividend of one Right for each outstanding share of our common stock. Each Right entitles the registered holder to purchase one one-thousandth of a share of common stock at a purchase price of $14 on the earlier of (i) the tenth day following the public announcement that a person or group of affiliated or associated persons other than us, our subsidiaries or our employee benefit plans has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding common stock or (ii) the tenth business day following the commencement by any person other than us, our subsidiaries or our employee benefit plans, or the announcement of the intention to commence, a tender or exchange offer that would result in the ownership of 20% or more of our outstanding common stock. The Rights automatically trade with the common stock.

                                  LEGAL MATTERS
The validity of the issuance of the securities registered under this Registration Statement has been passed upon for the Company by Amy Trombly, Esq. Ms. Trombly does not own any of the Company's securities.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in our company or was our promoter, underwriter, voting trustee, director, officer, or employee. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada law generally sets forth the powers of corporations to indemnify officers, directors, employees, and agents. Our Articles of Incorporation provide as follows:

No director or officer shall have any personal liability to the corporation or its stockholders for the damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                             DESCRIPTION OF BUSINESS

INTRODUCTION

We incorporated in the State of Nevada in July 1998. On July 25, 2003, we sold substantially all of our assets to Saro, Inc., a Delaware corporation, which is a wholly owned subsidiary of CyberStarts, Inc., a Delaware corporation. CyberStarts, Inc. subsequently changed its name to Harbor Payments, Inc. The aggregate selling price was $4,800,000, including $700,000 subject to certain earnout provisions, plus Saro's assumption of certain of our liabilities. We will receive $100,000 of the $700,000 contingent selling price if the gross revenues associated with the asset group that we sold equal or exceed $5,000,000 for the one year period beginning immediately after the sale. We will receive the remaining $600,000 of the $700,000 earnout if the gross revenues associated with the asset group that we sold equal or exceed $1,500,000 for each of the four consecutive quarterly periods beginning immediately after the sale. We do not anticipate receiving any of the contingent selling price based on the gross revenues for the eleven months ended June 30, 2004 associated with the asset group that we sold as reported to us by Harbor Payments, Inc. The assets sold represented our proprietary technology infrastructure along with certain third party software and hardware platforms and certain furniture and fixtures that supported our Electronic Bill Presentment and Payment, or EBPP, service offerings, including our eServ and eConsulting products. The following details the net book value of the assets sold at July 25, 2003:

                                       22

Computer  hardware           2,809,294
Software  (third  party)     1,462,983
Furniture  and  fixtures       596,140
Proprietary  technology              -
Total  cost                  4,868,417
Less: accumulated
 depreciation
 and  amortization          (3,800,198)

Total  net  book  value
 of  assets  sold            1,068,219


We expensed the costs to develop our proprietary technology infrastructure as they were incurred so these assets had no recorded value at the date of sale. The assets sold represented virtually all of our assets which we used to produce substantially all of our revenue through the date we sold these assets. Therefore, we discontinued our primary operations and began to concentrate on building our electronic payments business using the assets that we retained after this sale. Before the sale of these assets, our primary operations consisted of hosting the electronic presentment of bills on the Internet for other companies and managing the related electronic payments from their consumers through third party payment processors. After the sale of these assets, our primary operations consist of functioning as a processor of electronic payments for other companies. We also continued to operate our bills.com consumer bill payment Web site through which we process online payments by consumers. We believe that the property and equipment we retained after this sale are sufficient to support our continuing operations as described below.

CONTINUING  OPERATIONS

GENERAL

We currently provide integrated electronic payment processing services to merchants and businesses, including all types of Automated Clearinghouse, or ACH, Network processing and credit and debit card-based processing services. The ACH Network is a nationwide electronic funds transfer system that is regulated by the Federal Reserve and provides for the clearing of electronic payments between participating financial institutions. Our ACH processing services enable merchants or businesses to both disburse or collect funds electronically using e-checks to transfer funds instead of traditional paper checks. An e-check is an electronic debit to a bank checking account that is initiated at the point-of-sale, on the Internet, over the telephone or via a bill payment sent through the mail and is processed using the ACH network. Our card-based processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions. A traditional card-present transaction occurs whenever a cardholder physically presents a credit or debit card to a merchant at the point-of-sale. A card-not-present transaction occurs whenever the customer does not physically present a payment card at the point-of-sale and may occur over the Internet, mail, fax or telephone. Our electronic payment processing may take place in a variety of forms and situations. For example, our capabilities allow merchants to convert a paper check to an e-check or receive card authorization at the point-of-sale, have their customer service representatives take e-check or card payments from their consumers by telephone, and enable their consumers to make e-check or card payments directly through the use of a Web site or by calling an Interactive Voice Response, or IVR, telephone system. We also operate an online payment processing service for consumers under the domain name www.bills.com through which consumers can pay anyone. We generate revenues by charging fees for the electronic processing of payment transactions and related services. We charge certain merchants for these processing services at a bundled rate based on a percentage of the dollar amount of each transaction and, in some instances, additional fees are charged for each transaction. We charge other merchant customers a flat fee per transaction, and may also charge miscellaneous fees to our customers, including fees for returns, monthly minimums, and other miscellaneous services. We charge consumers that use our bills.com online payment service a flat monthly fee that allows them to make a certain number of payments in a month. We also charge these consumers an additional fee for each payment that exceeds the allowed number of payments in a given month. We operate solely in the United States as a single operating segment, and do not currently have any foreign operations even though one of our subsidiaries is named billserv.com - Canada, Inc.

                                       23

INDUSTRY  BACKGROUND

The use of non-paper based forms of payment by consumers in the United States, such as credit and debit cards, ACH transfers and other electronic payments, has increased significantly over the past several years. According to the Federal Reserve, paper check use as a percentage of retail non-cash payments declined from 77.1% in 1995 to 59.5% in 2000. The growth of electronic commerce has made the acceptance of card-based and other electronic forms of payment a necessity for businesses, both large and small, in order to remain competitive. NACHA - The Electronic Payments Association reported that more than 1.3 billion e-check payments were made in 2003, which was a 154% increase over 2002.

We believe that the electronic payment processing industry will continue to benefit from the following trends:

Favorable  Demographics

As consumers age, we expect that they will continue to use the payment technology to which they have grown accustomed. More consumers are beginning to use card-based and other electronic payment methods for purchases at an earlier age. According to the Federal Reserve Survey of Consumer Finances, the percentage of households with consumers under the age of 30 years using debit cards increased from 24.5% in 1995 to 60.6% in 2001. As these consumers who have witnessed the wide adoption of card products, technology and the Internet comprise a greater percentage of the population and increasingly enter the work force, we expect that purchases using electronic payment methods will comprise an increasing percentage of total consumer spending. Because of the Internet's increasing adoption rate, businesses have a growing opportunity to conduct commerce with their consumers and business partners over the Internet.

Increased  Electronic  Payment  Acceptance  by  Small  Businesses

Small businesses are a vital component of the U.S. economy and are expected to contribute to the increased use of electronic payments methods. According to the U.S. Small Business Administration, small businesses generate more than 50% of the nonfarm private gross domestic product in the U.S. The lower costs associated with electronic payment methods are making these services more affordable to a larger segment of the small business market. In addition, we believe these businesses are experiencing increased pressure to accept electronic payment methods in order to remain competitive and to meet consumer expectations. As a result, many of these small businesses are seeking, and we expect many new small businesses will seek, to provide customers with the ability to pay for merchandise and services using electronic payment methods, including those in industries that have historically accepted cash and checks as the only forms of payment for their merchandise and services.

Growth  In  Online  Transactions

Market researchers expect dramatic growth in card-not-present transactions due to the rapid growth of the Internet and electronic commerce. According to the U.S. Census Bureau, retail e-commerce sales for 2003 were $54.9 billion, an increase of 26% from $43.5 billion in 2002. The prevalence of the Internet makes having an online presence a basic consideration for those operating a business today. To remain competitive, many companies are seeking to leverage the Internet to provide operational efficiencies, create new revenue opportunities and maximize the longevity and profitability of their customer relationships.

                                       24

PRODUCTS  AND  SERVICES

Our service offerings are supported by our systems infrastructure that integrates certain proprietary components with processing systems outsourced to third party providers to offer our customers a flexible and secure payment process. We utilize SSL, or a secure sockets layer, so that connections and information are secure from outside inspection and 128-bit encryption to make information unreadable as it passes over the Internet for all electronic transactions that we process. Our systems infrastructure allows us to work with our customers to build a customized electronic payment service offering tailored to their specific needs. We have designed and implemented our integrated payment systems to function as gateways between our customers and our third party processing providers. Our systems provide for interfaces with our customers through which payment data is captured electronically and transferred through the connections we have with our processing providers. Our systems also provide a data warehousing capability so that all of a customer's payment data can be stored in one place to facilitate efficient data retrieval and analysis. We outsource our ACH transaction processing and card-based transaction processing to third party providers. Our card-based processing system is capable of connecting with all of the major card-based processors in the United States. We also outsource the processing of the payments initiated by consumers online at our bills.com Web site.

The components of our service offering include all forms of ACH payment transaction processing, such as Re-presented Check (RCK), which is a consumer non-sufficient funds, or NSF, check that is re-presented for payment electronically rather than through the paper check collection system, and Accounts Receivable Check Conversion (ARC), which is a consumer paper check payment that is converted into an e-check. Our customers can initiate ACH transactions directly using an online terminal accessible through a Web site or we can initiate ACH transactions on their behalf. Our service offering also includes merchant account services for the processing of card-based transactions through the VISA and MasterCard networks, including online terminal services accessed through a Web site or retail services accessed via a physical terminal. We offer a proprietary Web-based customer service application that combines both ACH and card processing capabilities and allows companies to process one-time and recurring payments via e-checks or credit cards at the request of their consumers. In addition, we offer an Interactive Voice Response (IVR) telephone system to companies that accepts payments directly from consumers over the telephone using e-checks or credit cards.

We also operate a consumer Web site focused on providing online bill payment services under the domain name www.bills.com. Consumers subscribe to the payment service and are allowed to make a limited number of payments each month for a flat monthly fee. The bills.com strategy is to provide the consumer with an efficient and secure interface for viewing, paying and managing bills via the Internet. We also market this portal service to online financial services providers looking to provide EBPP capabilities as part of their service offering to consumers.

RELATIONSHIPS  WITH  SPONSORS  AND  PROCESSORS

We have agreements with several processors to provide to us, on a non-exclusive basis, transaction processing and transmittal, transaction authorization and data capture, and access to various reporting tools. In order to provide payment processing services for ACH transactions, we must maintain a relationship with an Originating Depository Financial Institution, or ODFI, in the ACH Network , because we are not a bank and therefore not eligible to be an ODFI. The third party provider that handles our ACH processing maintains a relationship with several ODFIs on our behalf. Similarly, in order to provide payment processing services for Visa and MasterCard transactions, we must be sponsored by a financial institution that is a principal member of the Visa and MasterCard card associations. We have an agreement with Network 1 Financial, Inc. through which its member bank , Harris Bank, sponsors us for membership in the Visa and MasterCard card associations and settles card transactions for our merchants. This agreement may be terminated by the processor if we materially breach the agreement and we do not cure the breach within 30 days, or if we enter bankruptcy or file for bankruptcy.

                                       25

Under our processing agreement with Network 1 Financial, we are financially liable for all fees, chargebacks and losses related to our card processing merchant customers. If, due to insolvency or bankruptcy of our merchant customers, or for another reason, we are not able to collect from them amounts that have been refunded to the cardholders because the cardholders properly initiated a chargeback transaction to reverse the credit card charges, we must bear the credit risk for the full amount of the cardholder transaction. We utilize a number of systems and procedures to evaluate and manage merchant risk, such as obtaining approval of prospective merchants from our processor and sponsor bank, setting transaction limits and monitoring account activity. We may also require cash deposits and other types of collateral from certain merchants to mitigate any such risk. We maintain a reserve for losses resulting from card processing and related chargebacks. We estimate our potential loss for chargebacks by performing a historical analysis of our chargeback loss experience with similar merchants and considering other factors that could affect that experience in the future, such as the types of card transactions processed and nature of the merchant relationship with their consumers.

We also maintain a separate allowance for doubtful accounts for estimated losses resulting from the inability or failure of our merchant customers to make required payments for fees charged by us. Amounts due from customers may be deemed uncollectible because of merchant disputes, fraud, insolvency or bankruptcy. We determine the allowance for doubtful accounts based on an account-by-account review, taking into consideration such factors as the age of the outstanding receivable, historical pattern of collections and financial condition of the customer. We closely monitor extensions of credit and if the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make contractual payments, additional allowances may be required.

CUSTOMERS

We do not depend on any one or a few major customers. Nearly all of our customers are consumers geographically dispersed throughout the United States utilizing our bills.com Internet bill payment service on a recurring monthly basis to pay household bills. The service relationship between us and our bills.com customers is not contractual and the fee we charge for the service is not negotiable. We seek to retain customers by providing high service levels. Customers are also more likely than not to continue using the service once activated due to their investment of time in setting up the service with their personal banking and payment information. The monthly average number of bills.com customers using our online payment service increased from 1,037 in 2001 to 1,408 in 2002 and 2,020 in 2003. The number of bills.com customers served by us for the three years ended December 31, 2003, including additions and attrition, was as follows:

                              Number at beginning of period   Additions    Attrition   Number at end of period
                              -----------------------------   ---------    ---------   -----------------------

Year ended December 31, 2001               978                   235           115               1,098
Year ended December 31, 2002             1,098                   860           167               1,791
Year ended December 31, 2003             1,791                   957           501               2,247


                                       26

Our other customers are merchants and businesses that use our ACH and/or card-based processing services in order to provide their consumers with the ability to pay for goods and services without having to use cash or a paper check. These merchant customers operate in a variety of retail industries and are under contract with us to exclusively use the services that we provide to them. As of December 31, 2003 we had 8 merchant customers that were each generating an average of less than 100 transactions monthly. We first offered ACH processing services in the third quarter of 2003 and card-based processing services in the fourth quarter of 2003. Revenue generated by our merchant customers represented approximately 2% of our total revenues in 2003, but we believe that this percentage will increase as we anticipate adding new merchant customers and experiencing growth in transaction volumes as a result. We believe that our merchant business provides us with the best opportunity for revenue growth and will comprise the majority of our business in the future.

SALES  AND  MARKETING

We market and sell our products and services through direct contact by our sales personnel, as well as through non-exclusive resellers that act as an external sales force, with minimal direct investment in sales infrastructure and management. Our direct sales effort is coordinated by a sales executive and supported by other employees who function in sales capacities. We will continue to analyze our sales and marketing efforts in order to control costs, increase the effectiveness of our sales force, and broaden our reach through reseller initiatives and advantageous alliances.

Our primary market focus is on companies generating high volumes of electronic payment transactions. We tailor our sales efforts to reach this market by using resellers that have access to or existing relationships with such companies and by pre-qualifying prospective sales leads through direct contact or market research. Our sales personnel typically initiate contact with prospective customers that we identify as meeting our target profile. Most of our merchant customers have signed long-term contracts, with generally three-year terms, that provide for volume-based transaction fees. We processed our first ACH transactions during the third quarter of 2003 and processed our first card-based transactions during the fourth quarter of 2003.

COMPETITION

The payment processing industry is highly competitive. Many small and large companies compete with us in providing payment processing services and related services to a wide range of merchants. There are a number of large transaction processors, including First Data Merchant Services Corporation, Concord EFS, Inc., National Processing, Inc., and Global Payments, Inc., that serve a broad market spectrum from large to small merchants and provide banking, ATM and other payment-related services and systems in addition to card-based payment processing. There are also a large number of smaller transaction processors that provide various services to small and medium-sized merchants. Many of our competitors have substantially greater capital resources than we have and operate as subsidiaries of financial or bank holding companies, which may allow them on a consolidated basis to own and conduct depository and other banking activities that we do not have the regulatory authority to own or conduct. We believe that the principal competitive factors in our market include:
-  quality  of  service
-  reliability  of  service
- ability to evaluate, undertake and manage risk - speed in implementing payment processes - price and other financial terms - multi-channel payment capability

                                       27

We believe that our specific focus on providing integrated payment processing solutions to merchants, in addition to our understanding of the needs and risks associated with providing payment processing services electronically, gives us a competitive advantage over other competitors, which have a narrower market perspective, and over competitors of a similar or smaller size that may lack our experience in the electronic payments industry. Furthermore, we believe we present a competitive distinction through the use of our internal technology to provide a single integrated payment storage or warehouse that consolidates, processes, tracks and reports all payments regardless of payment source or channel.

TRADEMARKS

We own federally registered trademarks on the marks Bills.com, and Bills.com and design, and have applied for trademarks on Payment Data Systems, Inc., and Payment Data Systems, Inc. and design with the United States Patent and Trademark Office. We have also secured domain name registrations for bills.com, paymentdatasystems.com, paymentdata.org and paymentdata.com. We rely on a combination of copyright, trademark and trade secret laws, employee and third party nondisclosure agreements and other intellectual property protection methods to protect our services and related products.

DISCONTINUED  OPERATIONS

GENERAL

Prior to July 25, 2003, we provided EBPP and related services to companies that generate recurring bills to their consumers. On July 25, 2003, we sold substantially all of the assets that we used in providing these EBPP services. After we sold these assets, we no longer provided EBPP services, which are presented in our financial statements as discontinued operations. We believe that the property and equipment we retained after this sale are sufficient to support our continuing operations as described above. During the years ended December 31, 2003, 2002 and 2001, our discontinued operations provided revenue of $2,155,000, $4,129,000 and $2,925,000, respectively. EBPP is the process of sending bills in an electronic format to consumers securely through the Internet and processing Internet payment of bills utilizing an electronic transfer of funds. This service offering allowed companies to outsource their electronic billing process, providing them a single point of contact for designing, developing, implementing and managing their EBPP process. We offered services to consolidate billing information and then securely deliver an electronic bill to the biller's payment Web site, the consumer's e-mail inbox and numerous Internet bill consolidation Web sites, such as those sponsored by financial institutions. Our EBPP services allowed billers to establish an interactive, online relationship with their consumers by integrating Internet customer care and direct marketing with the electronic bill. We also provided professional services to assist with the implementation and maintenance of an electronic bill offering. In addition, we offered consumer marketing support to assist billers in encouraging their consumers to switch from paper to electronic billing.

We generated EBPP revenue by charging volume-based fees fixed under long-term contracts for transactions processed through our system, such as loading, delivering, viewing and paying bills, customer care interactions, handling payment returns and consolidating remittances. In certain instances, we received a fixed amount per e-bill delivered and made available to a consumer regardless of whether that consumer paid the e-bill using our services. We also typically received an up-front fee from a customer to cover the initial basic implementation of the contracted services. We charged customers that contracted for professional consulting services on a time and materials basis and charged license fees for the use of our proprietary gateway services technology and the CheckFree iSolutions software that was resold by us as an authorized reseller of CheckFree iSolutions software in Australia only.

DISCONTINUED  PRODUCTS  AND  SERVICES

The components of our EBPP service offering, all of which were available to customers and generated revenue, included:

                                       28

eServ

eServ was our flagship product and the foundation for our comprehensive EBPP services. eServ provided our customers with a single offering for developing and managing their entire EBPP capabilities. Our eServ product provided outsourced creation and management of presentment and payment processes for a biller-direct site and all aggregator sites, as well as payment processing and full reporting and reconciliation capabilities. Our offering also supported the EBPP process with Internet-enabled customer care services, available as either a Web-based tool for our clients to deliver customer support in-house or on an outsourced basis using our employees to perform customer service.

eConsulting

eConsulting was the our professional services group that offered electronic billing, customer care, project management, and IT consulting services to both existing billing customers and the EBPP industry in general. Our eConsulting group offered services ranging from project monitoring to complete turnkey project development and implementation.

eServ  Gateway

Our eServ Gateway offered billers who were already participating in EBPP a single distribution point to virtually all bill presentment and payment locations across the World Wide Web. The Gateway was designed to improve a biller's existing EBPP system, whether an in-house offering, biller direct site or limited distribution channel, by expanding the range of distribution partners. The Company's unique Gateway specifications could also be embedded as an OEM (Original Equipment Manufacturer) component within other companies' software or service offerings, affording such companies a cost-effective, proven method to give their clients and consumers the ability to make online payments, and view and pay bills through bank and internet payment portals.

PRODUCT  DEVELOPMENT

Our total research and development expenses were $82,055, $461,065, and $760,082 for 2003, 2002, and 2001, respectively. We created a proprietary technology infrastructure to support all of the components of our service offering. Our systems consisted primarily of proprietary software applications that we integrated with third party hardware and software platforms. Substantially all of the assets related to our research and development expenditures were sold in July 2003.

SALES  AND  MARKETING

We sold our EBPP services through direct sales efforts that included marketing to existing customers led by our Account Management team. We also sold our services through organizations that had exclusive reseller agreements with us to sell our EBPP services. Our marketing efforts were primarily EBPP adoption-focused. Our professional staff of Account Managers actively assisted our customers in creating programs to encourage their consumers to utilize EBPP.

CUSTOMERS

Our primary market focus was on top-tier and middle-market companies generating high volumes of recurring (usually monthly) paper-based bills. We serviced billers in select vertical markets, such as utilities, telecom, cable, media and financial services industries, as well as the higher education market. All of our billing customers signed long-term contracts, with generally three to five-year terms, that provided for set-up fees, in certain cases, and volume-based transaction fees. The number of EBPP customers served by us for the three years ended December 31, 2003, including additions and attrition, was as follows:

                                       29


                              Number at beginning of period   Additions    Attrition   Number at end of period
                              -----------------------------   ---------    ---------   -----------------------

Year ended December 31, 2001                49                   53              1                101
Year ended December 31, 2002               101                   34             16                119
Year ended December 31, 2003               119                    0            119                  0


The attrition in 2003 was due primarily to the assignment of the customer contracts to Saro in conjunction with the sale of substantially all of our assets in July 2003. The attrition in 2002 is primarily attributable to the loss of certain customers serviced via resellers as a normal part of the resellers' account turnover and the migration of certain customers to in-house EBPP offerings after their billing agreements expired. EBPP services provided to CenterPoint Energy, Inc., formerly Reliant Energy, accounted for approximately 12%, 16% and 23% of total revenues for the years ended December 31, 2003, 2002 and 2001, respectively.

                                    EMPLOYEES

As of June 10, 2004, we had 7 employees. We are not a party to any collective bargaining agreements. We believe that our relations with our employees are good.

                             ADDITIONAL INFORMATION

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-K, 10-Q and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. We intend to send annual reports containing audited financial statements to our shareholders. Additionally, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto, and other financial information included elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Actual results in future periods may differ materially from those expressed or implied in such forward-looking statements as a result of a number of factors, including, but not limited to, the risks discussed under the heading "Risk Factors" and elsewhere in this prospectus.

                                       30

OVERVIEW

On July 25, 2003 we sold substantially all of our assets to Saro, Inc., a Delaware corporation , which is a wholly owned subsidiary of CyberStarts, Inc., a Delaware corporation. The aggregate selling price was $4,800,000, including $700,000 subject to certain earnout provisions, plus Saro's assumption of certain or our liabilities. The selling price was determined through extensive negotiations between Saro and us. Our Board of Directors, in its reasonable business judgment, approved the transaction based upon the following factors:
1)  the  extensive  search  for  a  purchaser;
2)  the  number  of  offers  made  by  potential  purchasers;
3)  our  ability  to  raise  capital  to  operate  our  business;  and
4)  future  trends  in  the  industry.

The transaction was approved by a majority of our shareholders at a Special Meeting of Shareholders held on July 14, 2003. The assets sold represented our proprietary technology infrastructure along with certain third party software and hardware platforms and certain furniture and fixtures that supported our EBPP service offerings, including our eServ and eConsulting products. The carrying value of these non-current assets was approximately $1,068,000 at July 25, 2003. Saro also assumed certain of our current and non-current liabilities with carrying values of $83,000 and $30,000, respectively, at July 25, 2003. The assets sold represented virtually all of our assets, which we used to produce nearly all of our revenue; therefore, we ceased our primary EBPP operations and will continue to operate our bills.com consumer bill payment portal and concentrate on building our electronic payments business. The results of operations for the asset group disposed of have been reported as discontinued operations in the accompanying statements of operations. We retained our accounts receivable and related deferred revenue associated with the customers of the discontinued operations, as well as certain accounts payable and accrued liabilities related to the discontinued operations. At December 31, 2003, our balance sheet included approximately $38,000 of net accounts receivable and approximately $277,000 of current liabilities that related to the discontinued operations.

Prior to the transaction, we provided EBPP and related services to companies that generate recurring bills, primarily in the United States. EBPP is the process of sending bills to consumers securely through the Internet and processing Internet payment of bills utilizing an electronic transfer of funds. Our service offering allowed companies to outsource their electronic billing process, providing them a single point of contact for developing, implementing and managing their EBPP process. We offered services to consolidate customer billing information and then securely deliver an electronic bill to the biller's own payment Web site hosted by us, the consumer's e-mail inbox and numerous Internet bill consolidation Web sites, such as those sponsored by financial institutions. Our EBPP services allowed billers to establish an interactive, online relationship with their consumers by integrating Internet customer care and direct marketing with the electronic bill. We also provided Internet-based customer care interaction services and professional services to assist with the implementation and maintenance of an electronic bill offering.

As a condition of the sale to Saro, Inc., we and certain of our principal officers agreed, for a period of two years, not to compete in the business of providing electronic bill presentment services in conjunction with bill payment solutions. Under such non-compete provisions, we and the applicable officers are prohibited from competing in the business of providing electronic bill presentment services in conjunction with bill payment solutions

                                       31

1)  for  our  former  customers;  or
2) in geographic areas in which we provided electronic bill presentment services in conjunction with bill payment solutions prior to the transaction.

We believe that these non-compete provisions will not have a significant impact on our strategic plan to provide electronic payment processing and related services.

We continue to operate an Internet electronic payment processing service for consumers under the domain name www.bills.com and provide integrated electronic payment services, including credit and debit card-based processing services and transaction processing via the ACH network. Since inception, we have incurred operating losses each quarter, and as of December 31, 2003, we have an accumulated deficit of $46.7 million.

CRITICAL  ACCOUNTING  POLICIES

GENERAL

Management's discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses, bad debt, investments, intangible assets, income taxes, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates under different assumptions or conditions. We consider the following accounting policies to be critical because the nature of the estimates or assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change or because the impact of the estimates and assumptions on financial condition or operating performance is material.

RESERVE  FOR  LOSSES  ON  CARD  PROCESSING

If, due to insolvency or bankruptcy of the merchant, or for another reason, we are not able to collect amounts from our card processing merchant customers that have been properly "charged back" by the cardholders, we must bear the credit risk for the full amount of the cardholder transaction. We may require cash deposits and other types of collateral from certain merchants to minimize any such risk. In addition, we utilize a number of systems and procedures to manage merchant risk. Card merchant processing loss reserves are primarily determined by performing a historical analysis of our chargeback loss experience and considering other factors that could affect that experience in the future, such as the types of card transactions processed and nature of the merchant relationship with their consumers. This reserve amount is subject to risk that actual losses may be greater than our estimates. At December 31, 2003, we did not have a significant card merchant processing loss reserve due to the limited volume of transactions that we processed since the inception of our card processing services during the fourth quarter of 2003. We have not incurred any chargeback losses to date. Our estimate for chargeback losses is likely to increase in the future as our volume of card-based transactions processed increases.

                                       32

BAD  DEBT

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability or failure of our customers to make required payments. We determine the allowance for doubtful accounts based on an account-by-account review, taking into consideration such factors as the age of the outstanding balance, historical pattern of collections and financial condition of the customer. Past losses incurred by us due to bad debt have been within our expectations. We recorded bad debt expense of $10,700, $30,000 and $21,000 for 2003, 2002 and 2001, respectively, and recorded bad debt write-offs of $54,742, $1,734 and $12,069 to our allowance for doubtful accounts in 2003, 2002 and 2001, respectively. At December 31, 2003 and 2002, the balance of the allowance for doubtful accounts was $3,155 and $47,197, respectively. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make contractual payments, additional allowances may be required. Our estimate for bad debt losses is likely to increase in the future as our volume of transactions processed increases.

VALUATION  OF  LONG-LIVED  AND  INTANGIBLE  ASSETS

We assess the impairment of long-lived and intangible assets at least annually, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important, which could trigger an impairment review, include the following: significant underperformance relative to historical or projected future cash flows; significant changes in the manner of use of the assets or the strategy of the overall business; and significant negative industry trends. When management determines that the carrying value of long-lived and intangible assets may not be recoverable, impairment is measured as the excess of the assets' carrying value over the estimated fair value.

During the second quarter of 2003, we performed an impairment review because we expected to sell the asset group used to provide electronic bill payment and presentment services. We determined that the asset group to be sold was impaired and recorded a non-cash charge of $200,000, which is included as a component of discontinued operations in the accompanying consolidated statement of operations. Fair value was based on the expected selling price of the asset group. During the fourth quarter of 2003, we performed an impairment review because we expected to sell certain furniture not currently being utilized. We determined that the furniture expected to be sold was impaired and recorded a non-cash charge of $17,000, which is included as a component of selling, general and administrative expense in the accompanying consolidated statement of operations. Fair value was based on the selling price of similar assets.

During the fourth quarter of 2002, we performed an impairment review because of the uncertainty of our ability to continue as a going concern due to decreased liquidity, which indicated that the carrying value of certain long-lived assets may not be recoverable. We determined that customer relationship management software and document archival and retrieval software with a total carrying amount of $855,000 were no longer recoverable and recorded a non-cash charge of $855,000, which is included as a component of discontinued operations in the accompanying consolidated statement of operations. Fair value was based on the expected future cash flows to be generated by these assets, which was determined to be zero because of our inability to deploy and utilize the assets to provide revenue-generating services.

No  impairment  losses  were  recorded  in  2001.

                                       33

INCOME  TAXES

Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are computed with the presumption that they will be realizable in future periods when pre-taxable income is generated. Predicting the ability to realize these assets in future periods requires a great deal of judgment by management. It is our judgment that we cannot predict with reasonable certainty that the deferred tax assets as of December 31, 2003 will be fully realized in future periods. Accordingly, a valuation allowance has been provided to reduce the net deferred tax assets to $0. At December 31, 2003, we had available net operating loss carryforwards of approximately $34.6 million, which expire beginning in the year 2020.

RESULTS  OF  CONTINUING  OPERATIONS

Subsequent to the sale of substantially all of our assets to Saro, Inc., our only continuing revenues were derived from the operation of an Internet electronic payment processing service for consumers under the domain name www.bills.com. We also provide integrated electronic payment services to merchants and businesses, including credit and debit card-based processing services and transaction processing via the ACH network. Revenues for the quarter ended March 31, 2004 increased 129% to $55,197 from $24,156 for the quarter ended March 31, 2003. The increase from the prior year quarter was primarily attributable to the addition of revenues generated from card-based and ACH processing services that the Company began providing during 2003. The increase in revenue from the prior year quarter was also due to an increase in the number of consumers subscribing to the bills.com payment service. We processed our first ACH transactions during the third quarter of 2003 and processed our first card-based transactions during the fourth quarter of 2003, but the related transaction volumes for 2003 were not significant so the only component of our service offering that generated significant revenue for 2003 was the bills.com payment service. Total revenues for 2003 increased 55% to $119,297 from $77,070 for 2002. Total revenues for 2002 increased 76% from $43,835 for 2001. The increases from the prior years were primarily attributable to an increase in the number of consumers subscribing to the bills.com payment service. The monthly average number of consumers using our online payment service for the years ended December 31 was as follows:

                                                       2003      2002      2001

Average  number  of  bills.com customers per month     2,020     1,408     1,037

The number of transactions generated by bills.com customers is not indicative of revenue growth because the majority of these customers pay a flat monthly fee to process up to a certain number of payments each month and do not exceed the maximum number of payments allowed. We expect our revenues to increase as we anticipate continued growth in the number of bills.com customers and additional merchant customers.

Cost of services includes the cost of personnel dedicated to the creation and maintenance of connections to third party payment processors and fees paid to such third party providers for electronic payment processing services. Through our contractual relationships with our payment processors, we are able to process ACH and debit or credit card transactions on behalf of our customers and their consumers. We pay volume-based fees for debit and credit transactions initiated through these processors, and pay fees for other transactions such as returns, notices of change to bank accounts and file transmission. Cost of revenues was $63,640 and $17,530 for the quarters ended March 31, 2004 and 2003, respectively. The increase from the prior year is due to fees incurred in 2004 for ACH and card-based processing services and the higher subscriber volume of the bills.com payment service. Cost of revenues was $138,009, $58,739 and $38,004 for 2003, 2002 and 2001, respectively. The increases from the prior years are due to the higher subscriber volume of the bills.com payment service and implementation fees charged in the last six months of 2003 by third party payment processors to initiate electronic payment processing services. We expect the cost of services to increase ratably as revenues increase.

                                       34

Selling, general and administrative expenses decreased to $359,819 for the quarter ended March 31, 2004, from $388,593 for the first quarter of 2003. The decrease in such expenses from the prior year quarter is principally due to lower corporate insurance expenses and lower salary and benefit costs due to the reduction of personnel during 2003. Selling, general and administrative expenses decreased to $1,726,028 in 2003 from $2,431,566 for 2002 and $3,077,783 in 2001.
The decrease in such expenses from 2002 to 2003 was primarily due to lower salary and benefit costs resulting from the personnel reductions made during 2002 and then again with the sale of substantially all of our assets in July 2003. The number of employees decreased from 35 immediately preceding this sale to 7 at December 31, 2003. The decrease from 2001 to 2002 is attributable to cost reductions resulting from the restructuring and realignment of our organization during the latter half of 2001 to better position us for current economic and market conditions. During the third quarter of 2001, we downsized and realigned our organization to make more efficient use of our resources and better match our infrastructure to market conditions and the current business environment since the overall growth of the economy and rate of technology spending by businesses had slowed. This realignment included the layoff of certain employees and reassignment of other employees to different functions to reduce our cash outflows and allow us to utilize our limited resources more prudently by eliminating functions that did not directly contribute to our goal of profitability. We expect selling, general and administrative expenses to decrease in 2004 as we realize the cost savings of downsizing to 7 employees for the full year.

Depreciation and amortization decreased to $27,682 for the quarter ended March 31, 2004, as compared to $36,073 for the first quarter of 2003. This decrease was due to lower depreciation related to certain assets that became fully depreciated during 2003. We purchased $1,000 of computer software during the quarter ended March 31, 2004 and do not anticipate making any significant capital expenditures over the remaining nine months of 2004. Depreciation and amortization was $130,671, $183,594 and $199,384 for 2003, 2002 and 2001,
respectively. The decreases from year to year were due to lower depreciation related to certain assets that became fully depreciated during 2002 and 2001, respectively. We purchased $66,000 of computer equipment and software during 2003 and do not anticipate making significant capital expenditures in 2004. We expect depreciation and amortization to continue decreasing as existing assets become fully depreciated and significant additions are not anticipated.

Net other expense was $4,772 for the quarter ended March 31, 2004, compared to $46,265 for the first quarter of 2003. This decrease is primarily attributable to lower interest expense in 2004 due to the repayment of the Company's convertible debt in July 2003 and lower interest income earned in 2004 as a result of lower invested balances. Net other income was $101,112 in 2003 compared to net other expense of $2,665,631 in 2002 and net other income of $352,124 in 2001. The improvement from 2002 to 2003 is primarily attributable to $1.1 million of interest expense related to the convertible debt issued in 2002, a $300,000 penalty for default under this convertible debt, and a $1.3 million loss on related party loan guarantees in 2002. The $1.1 million of interest expense recognized in 2002 included $238,000 of financing costs, a $259,00 debt discount for the detachable warrants issued with the convertible debt, and $539,000 in additional debt discount for the beneficial conversion feature of the debt. These items were to be amortized over the term of the debt, but were all fully recognized as interest expense in 2002 as a result of our default. The default occurred because we did not make the required principal payments in cash. We were unable to make the required payments in stock because the registration statement we filed with the Securities and Exchange Commission to register the resale of the common stock issuable to pay the note was not declared effective. The improvement is also due to $165,000 of consulting fees recognized in other income in the third quarter of 2003 for transitional EBPP consulting services provided to our former equal partner in an EBPP joint venture in Australia. The joint venture was dissolved as a result of the sale of substantially all of our assets during the third quarter of 2003. The consulting fees of $165,000 are included in continuing operations because such services were not prohibited as a condition of the sale of substantially all of our assets in July 2003 and were performed after the sale of the asset group. In addition to the expenses related to the convertible debt and related party guarantees in 2002, the decrease in net other income from 2001 to 2002 is attributable to lower interest income earned in 2002 as a result of lower invested balances and market interest rates.

                                       35

Net loss from continuing operations improved to $400,716 for the quarter ended March 31, 2004, from $464,305 for the first quarter of 2003 primarily as a result of the decrease in interest expense and increase in revenues from the prior year quarter. Loss from continuing operations improved to $1,774,299 in 2003 from $5,262,460 in 2002, primarily as a result of decreases in net other expenses and selling, general and administrative expenses. The increase in loss from continuing operations from $2,919,212 in 2001 to $5,262,460 in 2002 was primarily due to the increase in net other expenses. We expect that loss from continuing operations will improve in 2004 given our expectations for increased revenues, lower selling, general and administrative expenses and lower depreciation and amortization.

RESULTS  OF  DISCONTINUED  OPERATIONS

The following table presents the operating results for our discontinued operations for the years ended December 31, 2003, 2002 and 2001, which are reflected as discontinued operations in the Consolidated Statements of Operations. Results of operations for 2003 are not comparable to results for prior years because 2003 only includes operating revenues and expenses for the period from January 1, 2003 through July 25, 2003, which was the date of the sale of substantially all of our assets to Saro, Inc.


                                              2003              2002               2001
                                       ----------------- ------------------ ------------------
Service revenues:
Implementation revenues                   $    256,564      $    311,712       $    502,753
Transaction revenues                         1,273,931         1,875,561          1,119,379
Consulting revenues                            624,787         1,704,211          1,302,711
                                       ----------------- ------------------ ------------------
  Total service revenues                     2,155,282         3,891,484          2,924,843
Software license revenues                            -           238,000                  -
                                       ----------------- ------------------ ------------------
  Total revenues                             2,155,282         4,129,484          2,924,843

Cost of service revenues                     1,436,449         4,403,605          4,957,157
Cost of software license revenues                    -           228,000                  -
                                       ----------------- ------------------ ------------------
Total cost of revenues                       1,436,449         4,631,605          4,957,157

Gross margin                                   718,833          (502,121)        (2,032,314)

General and administrative                     308,998         1,517,118          1,403,097
Selling and marketing                          120,833           873,775          1,942,435
Research and development                        82,555           461,065            760,082
Provision for impairment of assets             200,000           855,117                  -
Depreciation and amortization                  579,227         1,475,292          1,356,242
Other income (expense)                          94,934            (7,729)             7,676
                                       ----------------- ------------------ ------------------
Loss from discontinued operations before
gain on disposal                              (477,846)       (5,692,217)        (7,486,494)
Gain on disposal of discontinued
operations                                   2,737,041                 -                  -
                                       ----------------- ------------------ ------------------

Income (loss) from discontinued
operations                                   2,259,195        (5,692,217)        (7,486,494)
                                       ================= ================== ==================

                                       36

Prior to the sale of substantially all of our assets, our revenues were principally derived from fees for implementing EBPP capabilities, processing EBPP transactions and providing related customer care, and consulting services. We also became a licensed reseller of CheckFree's e-billing software in Australia during 2002. The components of our service offering that generated revenue through July 25, 2003, include:

- Internet billing services for EBPP through a hosted payment Web site, direct delivery to the consumer's email inbox, or distribution via bill aggregators.

- Internet-enabled, interactive customer care services on an in-house or outsourced basis.

- Professional consulting services for EBPP billers or software vendors needing value-added resources to deliver customized EBPP services, including payment gateway services that provided billers who were already participating in EBPP using in-house software a single distribution point to virtually any bill presentment and payment location across the World Wide Web in addition to their existing distribution points or biller direct site.

- Licensing of CheckFree e-billing software as an authorized reseller in Australia only.

Total revenues decreased 48% to $2,155,282 in 2003 from $4,129,484 in 2002 due to the sale of substantially all of our assets in July 2003. Implementation fee revenue for 2003 included the recognition of the remaining balance of deferred revenue upon this sale. Total revenues increased 41% to $4,129,484 in 2002 from $2,924,843 in 2001. Of the total increase from the prior year, 63% was attributable to the growth in transaction fee revenue, while growth in consulting revenues, which includes revenue from the licensing of our gateway technology, accounted for 33% of the increase. These increases were due to an increase in the number of implemented billers and volume of transactions. As of December 31, 2002, we had 119 billers under contract who were in various stages of development, including 106 billers that were in full production or pilot stages, as compared to 84 billers in full production or pilot stages at December 31, 2001. Our first sale of a software license as a reseller of CheckFree's e-billing software in Australia in 2002 also contributed $238,000 to the increase in revenue from the prior year. The sale was made to an Australian billing service provider that was also an equal partner with us in a joint venture formed to provide EBPP services to the Australian market. One billing customer accounted for approximately 12%, 16% and 23% of total revenues for the years ended December 31, 2003, 2002 and 2001, respectively.

During 2002, we entered into two separate nonmonetary transactions whereby we licensed the use of our gateway technology to certain third party software vendors to be used as an original equipment manufacturer, or OEM, component of their product offering in exchange for software products from those vendors. We accounted for these transactions in accordance with APB Opinion No. 29, "Accounting for Nonmonetary Transactions." These exchanges were determined to culminate the earning process because the technology exchanged by us was held for sale in the ordinary course of business and the products received by us were expected to be deployed and utilized as productive assets. We recognized revenue related to these transactions at the fair value of the software received, which was determined by reference to vendor-specific objective evidence, because it was more clearly evident than the value of the assets transferred. The value of the software received was estimated by comparison to third party evidence including vendor-specific established pricing lists and historical sales information and was more readily determinable because we did not have a history of comparable cash sales of our payment gateway technology. We recognized $300,000 in a transaction where our technology was exchanged for customer relationship management software and concurrent seat licenses to use in providing customer care services via the Internet or telephone. We also recognized $300,000 in a transaction where our technology was exchanged for document archival and retrieval software to use in the storage of electronic billing statements. The carrying value of the gateway technology exchanged in both transactions was zero. We capitalized the software received at the time of acquisition and subsequently recognized a loss on impairment of these assets which took the carrying amount of these assets to zero.

                                       37

Cost of revenues includes the cost of personnel dedicated to the design of electronic bill templates, creation of connections to third party aggregators and payment processors, testing and quality assurance processes related to implementation and presentment, as well as professional staff dedicated to providing contracted services to EBPP customers under consulting arrangements. Cost of revenues also includes fees paid for presentation of consumer bills on Web sites powered by aggregators and processing of payments for EBPP transactions by third party providers. Cost of revenues decreased 69% to $1,436,449 in 2003 from $4,631,605 for 2002. The decrease from 2002 was partially attributable to the sale of substantially all of our assets in July 2003 as well as lower salary and benefit costs due to the personnel reductions during 2002. Cost of revenues decreased 7% to $4,631,605 in 2002 from $4,957,157 for 2001. The decrease from 2001 to 2002 is primarily due to cost reductions that were implemented in the second half of 2001, which included a decrease in the number of personnel employed to provide revenue-producing services from an average of 79 such employees for 2001 to 63 in 2002. The cost savings from the prior year period were partially offset by the cost of the CheckFree software license that was resold in 2002, which was $228,000.

General and administrative expenses directly related to the discontinued operations consisted of rent and costs of personnel providing direct support services for EBPP operations. These expenses decreased to $308,998 in 2003 from $1,517,118 in 2002 and were $1,403,097 in 2001. The decrease from 2002 was partially attributable to the sale of substantially all of our assets in July 2003 as well as lower salary and benefit costs due to the personnel reductions during 2002, and lower rental expenses under our amended lease agreement. In May 2002, we renegotiated the lease terms for our corporate headquarters to provide for a reduction in future rent expense of approximately $1.6 million over the remaining term of the lease. The lease amendment required us to expense a portion of our prepaid rent, which resulted in a one-time charge of $312,000 for the second quarter of 2002. This charge offset the rent savings from the amended lease agreement in 2002, which contributed to an overall increase in general and administrative expenses from 2001.

Selling and marketing expenses directly related to the discontinued operations decreased to $120,833 in 2003 from $873,775 for 2002 and $1,942,435 for 2001.
The decrease from 2002 was partially attributable to the sale of substantially all of our assets in July 2003 and was also due to reductions in our direct sales staff. The decrease in 2002 from 2001 was primarily the result of reductions in our direct sales staff, which contributed 74% to the decrease from the prior year, as well as lower related travel expenses and trade show participation, which contributed 23% to the decrease from the prior year. As we increased our focus throughout 2002 on using strategic reseller partners to provide sales opportunities related to the deployment and use of our EBPP services, we experienced a decrease in the amount of expenses related to our direct sales force.

Research and development expenses directly related to the discontinued operations consisted primarily of the cost of personnel devoted to the design of new processes that would improve our electronic presentment and payment abilities and capacities, new customer care and direct marketing services, additional business-to-consumer applications, and integration of third party applications. These expenses decreased to $82,555 in 2003 from $461,065 in 2002 and $760,082 in 2001. The decrease from 2002 was partially attributable to the sale of substantially all of our assets in July 2003. The decreases from year to year were also due to a progressive focus on our core competencies in order to implement and service existing products. During our earlier stages, we applied additional resources to design and develop our base technology infrastructure and operating systems. All research and development costs were expensed as incurred.

Depreciation and amortization was $579,227, $1,475,292 and $1,356,242 for 2003, 2002 and 2001, respectively. The decrease from 2002 was partially attributable to the sale of substantially all of our assets in July 2003 and was also due to lower depreciation related to certain assets that became fully depreciated during 2002. The increase from 2001 was the result of writing off $207,000 of leasehold improvements in 2002 related to our corporate office facility due to the cancellation of the related lease in March 2003.

                                       38

During the fourth quarter of 2002, we performed an impairment review because the uncertainty of our ability to continue as a going concern due to decreased liquidity indicated that the carrying value of certain long-lived assets may not be recoverable. We determined that customer relationship management software and document archival and retrieval software with a carrying amount of $855,117 were no longer recoverable and recorded a non-cash charge of $855,117, which is included as a component of discontinued operations in the accompanying consolidated statement of operations. Fair value was based on the expected future cash flows to be generated by these assets, which was determined to be zero because of our inability to deploy and utilize the assets to provide revenue-generating services, due to our limited resources and lack of liquidity. During the second quarter of 2003, we performed an impairment review because we expected to sell the asset group comprising the discontinued operations. We determined that the asset group to be sold was impaired and recorded a non-cash charge of $200,000, which is included as a component of discontinued operations in the accompanying consolidated statement of operations. Fair value was based on the expected selling price of the asset group.

Other income was $94,934 in 2003 and represented the gain on the settlement of a vendor payable directly related to the discontinued operations. Other income (expense) for 2002 and 2001 represented our equity in the loss and earnings, respectively, of our unconsolidated EBPP joint venture in Australia. The joint venture was dissolved as a result of our sale of substantially all of our assets during the third quarter of 2003.

Income from discontinued operations improved to $2,259,195 in 2003 and included a gain on the disposal of the discontinued operations of $2,737,041. Loss from discontinued operations of $5,692,217 in 2002 decreased from $7,486,494 in 2001 primarily as a result of the overall increase in gross profit from the prior year.

LIQUIDITY  AND  CAPITAL  RESOURCES

Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent auditors have expressed doubt as to that assumption by issuing a going concern opinion on our financial statements for the year ended December 31, 2003. At March 31, 2004, our principal source of liquidity consisted of $268,000 of cash and cash equivalents, compared to $528,000 of cash and cash equivalents at December 31, 2003. We have incurred substantial losses since inception, which has led to a significant decrease in its cash position and a deficit in working capital. We sold substantially all of our assets in July 2003 and reduced expenditures for operating requirements. Despite these actions, we believe that our current available cash and cash equivalents along with anticipated revenues are likely insufficient to meet our anticipated cash needs for the foreseeable future. Consequently, our ability to continue as a going concern is likely contingent on our receiving additional funds in the form of equity or debt financing. We are currently aggressively pursuing strategic alternatives, including investment via an equity line of credit. In February 2004, we executed an agreement for an equity line of credit with Dutchess Private Equities Fund, LP ("Dutchess"). Under the terms of the agreement, we may elect to receive as much as $10 million from Dutchess in common stock purchases over the next three years at our option . We agreed to file a registration statement registering the resale of the shares of our common stock to be issued to Dutchess with the Securities and Exchange Commission, and have it declared effective before any funds may be received under the agreement. Any funds received will be used, as needed, to support on-going operations and enhance potential merger and acquisition activity. From time to time we evaluate opportunities to make acquisitions of assets or businesses that we believe would help us achieve our goal of profitability, but we are not currently planning any material acquisitions. We anticipate that the equity line of credit will provide sufficient cash flows to meet current operating requirements after the registration statement is declared effective. We also anticipate that the registration statement will become effective and we will be able to receive funds under the equity line of credit before our currently available sources of liquidity are extinguished. Our management estimates that our projected cash flow from operations, plus our cash reserves, will be sufficient to permit us to continue our current level of operations until July 31, 2004. If we are unable to receive funds from the equity line of credit because the registration statement becomes effective later than we currently anticipate or for any other reason, we may have to curtail or cease operations.

                                       39

Net cash used in continuing operating activities was $2.0 million, $2.2 million and $2.8 million for 2003, 2002 and 2001, respectively. Net cash used in continuing operating activities was primarily attributable to operating net losses generated by early growth stage activities and overhead costs. We plan to focus on expending our resources prudently given our current state of liquidity and do not expect to achieve positive cash flow from operations for 2004.

Net cash provided by investing activities was $4.1 million in 2003 and reflected proceeds of approximately $4.2 million from the sale of assets offset by capital expenditures of approximately $66,000 for computer equipment and software. Net cash provided by investing activities was $240,000 in 2002 and primarily reflected the return of $256,000 of deposits that had been used to secure leases. Net cash provided by investing activities for 2001 was $2.1 million and reflected sales and maturities of marketable securities of $2.0 million and the return of $219,000 of deposits that had been used to secure leases. We do not anticipate making significant capital expenditures during 2004.

Net cash used in financing activities of $1.7 million for 2003 primarily resulted from the payment of $1.8 million under our Laurus convertible debt agreement in July 2003. Net cash provided by financing activities of $1.9 million for 2002 resulted primarily from $1.5 million of borrowings under the convertible debt agreement and the return of $707,000 that had been pledged as collateral for the margin loans of certain executive officers. Net cash provided by financing activities of $6.5 million for 2001 resulted from proceeds, net of issuance costs, of $9.2 million from the issuance of common stock private placement offerings in March and November 2001. The $1.5 million repayment of the outstanding line of credit in January 2001 and additional pledge of $1.0 million as collateral for margin loans of certain executive officers reduced the amount of net cash provided by financing activities in 2001.

Off-balance  Sheet  Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

PLEDGED  FUNDS

Beginning in December 2000, we pledged as loan guarantees certain funds held as money market funds and certificates of deposit to collateralize margin loans for the following executive officers of the Company: (1) Michael R. Long, then Chairman of the Board of Directors and Chief Executive Officer; (2) Louis A. Hoch, then President and Chief Operating Officer; (3) Marshall N. Millard, then Secretary, Senior Vice President, and General Counsel; and (4) David S. Jones, then Executive Vice President. Mr. Millard and Mr. Jones no longer are employees of the Company. The pledged funds were held in our name in accounts with the lenders that held the margin loans of the officers. Our purpose in collateralizing the margin loans was to prevent the sale of our common stock owned by these officers while we were pursuing efforts to raise additional capital through private equity placements. The sale of that common stock could have hindered our ability to raise capital in such a manner and compromised our continuing efforts to secure additional financing. We were also trying to accommodate the requests of the named executive officers, who were seeking to preserve their financial liquidity. We believe this action served our purpose of assuring stable management and leadership for our future. The margin loans were obtained in March 1999 from institutional lenders and were secured by shares of our common stock owned by these officers. Each of the officers used the proceeds of their respective margin loans for investment purposes and usual and customary living expenses.

                                       40

None of the margin loans were recourse with respect to the officers and none of the loan guarantees were recourse with respect to us because at the times the margin loans were made and the funds pledged, the value of the common stock collateralizing the margin loans exceeded the loan amounts. Under the original terms of the arrangement, we charged each of the officers, pro rata, the difference between the rate of return earned by us before the collateralization of the margin loans on the funds that were to be the pledged funds and the rate of return earned on the pledged funds after the collateralization of the margin loans. We offset such amounts due from Mr. Long, Mr. Hoch, and Mr. Millard against their respective salaries from the date the funds were pledged until November of 2002, when we underwent significant downsizing and Mr. Long, Mr. Hoch, and Mr. Millard began deferring their salaries. We offset such amounts due from Mr. Jones against his salary from the date the funds were pledged until the date of his departure from the Company in August 2001.

The highest total amount of funds pledged for the margin loans guaranteed by us was approximately $2.0 million. The total balance of the margin loans guaranteed by us was approximately $1.3 million at December 31, 2002. At the time the funds were pledged, we believed we would have access to them because (a) our stock price was substantial and the stock pledged by the officers, if liquidated, would produce funds in excess of the loans payable, and (b) with respect to one of the institutional lenders (who was also assisting us as a financial advisor at the time), even if the stock price fell, we had received assurances from that institutional lender that the pledged funds would be made available as needed. During the fourth quarter of 2002, we requested partial release of the funds for operating purposes, which request was denied by an institutional lender. At that time, our stock price had fallen as well, and it became clear that both institutional lenders would not release the pledged funds.

In light of these circumstances, we recognized a loss on the guarantees of $1,278,138 in the fourth quarter of 2002 and recorded a corresponding payable under related party guarantees on our balance sheet at December 31, 2002 because it became probable at that point that we would be unable to recover our pledged funds. During the quarter ended March 31, 2003, the lenders applied the pledged funds to satisfy the outstanding balances of the loans. The total balance of the margin loans guaranteed by us was zero at December 31, 2003.

The pledged funds were classified as cash and cash equivalents on our balance sheet and disclosed in the accompanying footnotes in our Annual Report on Form 10-K for each of the years ended December 31, 2000 and 2001, respectively. The pledged funds were classified as cash and cash equivalents on our balance sheet and disclosed in the accompanying footnotes in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, respectively. Under the terms of the related guaranty agreements, we could, at any time, terminate our obligations and the lenders' rights under the guaranty agreements, but we would remain liable for any losses incurred by the lenders in liquidating the guaranteed accounts by selling the common stock held as collateral in the margin loan accounts in order to pay off the margin loan balances in full during a reasonable time subsequent to the receipt of our termination notice. Because we had the right to withdraw our pledged funds at any time and would not incur any losses as long as the value of the common stock held in the margin loan accounts exceeded the total balance of the margin loans, the funds we had pledged were properly reported as unrestricted as long as there was sufficient collateral other than our pledged funds available to cover the loans. Based on the number of shares of our common stock held by these officers in their margin accounts collateralizing the loans and the price of our common stock at the time these respective reports were filed, management determined that there was sufficient coverage available for the lenders to liquidate the stock to pay off the margin loans in full and return the full amount of our pledged funds to us if we had withdrawn our guarantee. At a stock price of less than $0.83 per share, management estimated that the lenders would have to access the pledged funds in order to cover the loans. Beginning August 29, 2002, the closing price for our common stock has not been above $0.81 per share. Prior to August 29, 2002 while the funds were pledged, the closing price of our common stock also struck below $0.83 on July 10, July 22, August 12 and August 13 during 2002 when the closing price was $0.70, $0.75, $0.81 and $0.80, respectively. After the price of our common stock was too low to provide the lenders with sufficient coverage of the margin loan balances and our request for partial release of the funds was denied by an institutional lender, the pledged funds were classified as cash pledged as collateral for related party obligations on our balance sheet and disclosed in the accompanying footnotes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. On June 30, 2003, we filed an amended Annual Report on Form 10-K for the year ended December 31, 2001 and amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 as a result of comments received from the Securities and Exchange Commission in connection with their review of our registration statement on Form S-3 that we originally filed on August 9, 2002. These amended reports included restated balance sheets that classified the pledged funds as cash pledged as collateral for related party obligations because by the time the amended reports were filed, there was no longer sufficient collateral other than our pledged funds available to cover the loans and it was clear that the funds would not be released as we had been assured.

                                       41

We may institute litigation or arbitration in collection of the outstanding repayment obligations of Mr. Long, Mr. Hoch, Mr. Millard, and Mr. Jones, which currently total $1,278,138. Presently, we have refrained from initiating action to recover these funds from Mr. Long, Mr. Hoch, and Mr. Millard because they may have offsetting claims that total $1,445,500 collectively by virtue of the change of control clause in their respective employment agreements based on our preliminary analysis. We understand that these individuals may assert such claims based on our sale of substantially all of our assets to Harbor Payments, Inc. on July 25, 2003. We have not initiated any formal settlement negotiations with these individuals because they are presently under an extended employment contract with us or have not been amenable to such an action. We have not pursued the outstanding repayment obligation of Mr. Jones because we do not consider a recovery attempt to be cost beneficial. In order to attempt a recovery from Mr. Jones, we estimate that we would incur a minimum of $20,000 in estimated legal costs with no reasonable assurance of success in recovering his outstanding obligation of approximately $38,000. Because of the limited amount of the obligation, we also anticipate difficulty in retaining counsel on a contingency basis to pursue collection of this obligation. The ultimate outcome of this matter cannot presently be determined.

On July 25, 2003, certain of our stockholders (those stockholders being Mike Procacci, Jr., Mark and Stefanie McMahon, Anthony and Lois Tedeschi, Donna and James Knoll, John E. Hamilton, III, William T. Hagan, Samuel A. Fruscione, Dana Fruscione-Penzone, Gia Fruscione, Alicia Fruscione, Joseph Fruscione, Robert Evans, John Arangio, Gary and JoAnne Gardner, Lee and Margaret Getson, G. Harry Bonham, Jr., Gary Brewer, Bob Lastowski, Robert Filipe, Mitchell D. Hovendick, Dr. John Diephold, Joseph Maressa, Jr., and Charles Brennan) commenced legal action against us, Ernst & Young, LLP, and certain of our current and former directors (including the executive officers named above) in the District Court of the 45th Judicial District, Bexar County, Texas. With respect to us and the current and former directors named in the suit, the plaintiffs allege that we, acting through such directors, misstated in our 2000 and 2001 Form 10-Ks our ability to use for operational purposes the funds pledged as security for margin loans of certain of our executive officers, as discussed above. The plaintiffs allege and seek resulting economic and exemplary damages, rescission, interest, attorneys' fees and costs of court. We believe this suit is without merit and intend to vigorously defend the company and the directors named in the suit. As of June 4, 2004, there have been no material developments in the suit. The results of legal proceedings cannot be predicted with certainty. If we fail to prevail in this legal matter, our financial position, results of operations, and cash flows could be materially adversely affected.

WORKING  CAPITAL  LINE  OF  CREDIT

We currently have no working capital line of credit agreement and no funds are available to us under any working capital line of credit.

In June 2000, we executed a working capital line of credit agreement with a bank in the amount of $1,500,000. We borrowed $1,500,000 on this line of credit for the security deposit and leasehold improvements of our corporate headquarters and repaid the entire outstanding balance plus accrued interest in January 2001. The line of credit expired in July 2001 and was not renewed.

In March 2002, we executed a working capital line of credit agreement with a bank in the amount of $700,000. We borrowed $645,000 under this line of credit during the first six months of 2002. In September 2002, we repaid the outstanding balance in full, including accrued interest, and terminated the line of credit.

                                       42

CONVERTIBLE  NOTE

On July 24, 2002, we executed a financing agreement with Laurus Master Fund, Ltd. in exchange for a $1.5 million convertible note and a four-year warrant to purchase 300,000 shares of our common stock at exercise prices of $0.936 for the first 150,000 shares, $0.975 for the next 50,000 shares, and $1.17 for the remaining 100,000 shares. Laurus could convert the convertible note, which accrued interest at 7% annually, at any time into shares of our common stock at a fixed conversion price of $0.78, subject to certain restrictions in the purchase agreement. We could pay the principal and interest on the convertible note, which had a one-year term, in cash, shares of our common stock or a combination of cash and stock. If common stock was used to pay the note, the conversion price was the lesser of (i) $0.78 or (ii) 88% of the average of the 7 lowest closing prices during the 22 trading days prior to the date we gave notice of payment. Accrued interest and one-ninth of the principal was due on the first business day of each calendar month beginning on November 1, 2002 and continuing until the maturity date of July 1, 2003. If the required principal payment was made in cash, the principal amount paid was 105% of the amount due. We granted Laurus a security interest in all of our assets. We defaulted under the note during the fourth quarter of 2002 and a penalty of 120% of the outstanding principal amount, or $300,000, was assessed to us for the default, and was included in the balance of short-term borrowings on our balance sheet at December 31, 2002.

We recorded a debt discount as a result of the issuance of the warrant to Laurus of approximately $259,000, which was being charged to interest expense over the term of the convertible note using the effective yield method. Upon our default under the note, the remaining balance of the discount was charged to interest expense. Furthermore, we recorded an additional debt discount as a result of the beneficial conversion feature of approximately $283,000, which was charged to interest expense at the date of issuance. The amount related to the beneficial conversion feature was determined by dividing the note proceeds allocated to the convertible security of approximately $1,241,000 by the number of shares into which the note was convertible, or 1,923,077 shares based on the fixed conversion price of $0.78 per common share. The resulting effective conversion price of $0.65 per common share was then compared to the fair value of our stock, which was $0.93 per common share on the issuance date. The difference of $0.28 per common share between the fair value of the stock and the effective conversion price was then multiplied by 1,009,586, which was the number of shares the note was convertible into at the date of issuance, taking into account the limitation on the number of shares that Laurus could convert at that time. The agreement stipulated that Laurus could not convert that amount of the note that would result in beneficial ownership of more than 4.9% of our outstanding common shares on the date of conversion. The conversion limitation was to become null and void upon an event of default under the note and could have been raised if we chose to redeem the outstanding principal amount of the note in cash and Laurus elected to convert the note instead. The limitation could also have been raised if we had issued additional common shares for any reason, thus increasing the number of outstanding shares. Due to our default under the note during the fourth quarter of 2002, the 4.9% limitation became null and void and additional interest expense of approximately $256,000 was recognized at a rate of $0.28 per common share for the 913,491 additional shares that the note became convertible into upon default. During 2002, we capitalized $238,000 in financing costs related to the issuance of the Laurus debt that were being charged to interest expense over the term of the convertible note using the effective yield method. Upon default under the note in the fourth quarter of 2002, the remaining unamortized balance was charged to interest expense.

In connection with the sale of substantially all of our assets to Saro, Inc., we paid $1.8 million in cash to Laurus during July 2003, in full settlement of the outstanding balance of the convertible note, including accrued penalties and interest, and all claims by Laurus. In addition, the four-year warrant to purchase 300,000 shares of our common stock initially granted to Laurus was canceled as part of the settlement.

                                       42

EFFECT  OF  NEW  ACCOUNTING  PRONOUNCEMENTS

On May 15, 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FAS 150"). FAS 150 establishes standards for classifying and measuring as liabilities certain freestanding financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. The statement defines an obligation as "a conditional or unconditional duty or responsibility on the part of the issuer to transfer assets or to issue its equity shares." FAS 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

                             DESCRIPTION OF PROPERTY

As of March 31, 2004, our headquarters and operations were housed in approximately 4,500 square feet of leased office space in San Antonio, Texas. The office lease has a three-year term that expires in October 2006 and has a renewal option for an additional three-year term. We believe our existing facilities will be adequate to meet our anticipated needs for the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. David Jones, a former Executive Vice President and Director of our company, borrowed approximately $35,000 accruing interest at a rate of 8% during 2000, of which $25,000 was outstanding at December 31, 2000. During 2001, we loaned an additional $94,000 at a rate of 8% to Mr. Jones prior to his resignation from us. Mr. Jones used the proceeds of these loans for usual and customary living expenses and to pay down a margin loan to an institutional lender. At December 31, 2001, we had an aggregate of $115,000 in notes receivable accruing interest at 8%, which was the largest amount owed to us by Mr. Jones during 2001. In March 2002, Mr. Jones repaid the balance of these loans to us in full, including accrued interest.

Beginning in December 2000, we pledged as loan guarantees certain funds held as money market funds and certificates of deposit to collateralize margin loans for the following executive officers of the Company: (1) Michael R. Long, then Chairman of the Board of Directors and Chief Executive Officer; (2) Louis A. Hoch, then President and Chief Operating Officer; (3) Marshall N. Millard, then Secretary, Senior Vice President, and General Counsel; and (4) David S. Jones, then Executive Vice President. Mr. Millard and Mr. Jones no longer are employees of the Company. The pledged funds were held in our name in accounts with the lenders that held the margin loans of the officers. Our purpose in collateralizing the margin loans was to prevent the sale of our common stock owned by these officers while we were pursuing efforts to raise additional capital through private equity placements. The sale of that common stock could have hindered our ability to raise capital in such a manner and compromised our continuing efforts to secure additional financing. We were also trying to accommodate the requests of the named executive officers, who were seeking to preserve their financial liquidity. We believe this action served our purpose of assuring stable management and leadership for our future. The margin loans were obtained in March 1999 from institutional lenders and were secured by shares of our common stock owned by these officers. Each of the officers used the proceeds of their respective margin loans for investment purposes and usual and customary living expenses.

                                       43

None of the margin loans were recourse with respect to the officers and none of the loan guarantees were recourse with respect to us because at the times the margin loans were made and the funds pledged, the value of the common stock collateralizing the margin loans exceeded the loan amounts. Under the original terms of the arrangement, we charged each of the officers, pro rata, the difference between the rate of return earned by us before the collateralization of the margin loans on the funds that were to be the pledged funds and the rate of return earned on the pledged funds after the collateralization of the margin loans. We offset such amounts due from Mr. Long, Mr. Hoch, and Mr. Millard against their respective salaries from the date the funds were pledged until November of 2002, when we underwent significant downsizing and Mr. Long, Mr. Hoch, and Mr. Millard began deferring their salaries. We offset such amounts due from Mr. Jones against his salary from the date the funds were pledged until the date of his departure from the Company in August 2001.

The highest total amount of funds pledged for the margin loans guaranteed by us was approximately $2.0 million. The total balance of the margin loans guaranteed by us was approximately $1.3 million at December 31, 2002. At the time the funds were pledged, we believed we would have access to them because (a) our stock price was substantial and the stock pledged by the officers, if liquidated, would produce funds in excess of the loans payable, and (b) with respect to one of the institutional lenders (who was also assisting us as a financial advisor at the time), even if the stock price fell, we had received assurances from that institutional lender that the pledged funds would be made available as needed. During the fourth quarter of 2002, we requested partial release of the funds for operating purposes, which request was denied by an institutional lender. At that time, our stock price had fallen as well, and it became clear that both institutional lenders would not release the pledged funds.

In light of these circumstances, we recognized a loss on the guarantees of $1,278,138 in the fourth quarter of 2002 and recorded a corresponding payable under related party guarantees on our balance sheet at December 31, 2002 because it became probable at that point that we would be unable to recover our pledged funds. During the quarter ended March 31, 2003, the lenders applied the pledged funds to satisfy the outstanding balances of the loans. The total balance of the margin loans guaranteed by us was zero at December 31, 2003.

The pledged funds were classified as cash and cash equivalents on our balance sheet and disclosed in the accompanying footnotes in our Annual Report on Form 10-K for each of the years ended December 31, 2000 and 2001, respectively. The pledged funds were classified as cash and cash equivalents on our balance sheet and disclosed in the accompanying footnotes in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, respectively. Under the terms of the related guaranty agreements, we could, at any time, terminate our obligations and the lenders' rights under the guaranty agreements, but we would remain liable for any losses incurred by the lenders in liquidating the guaranteed accounts by selling the common stock held as collateral in the margin loan accounts in order to pay off the margin loan balances in full during a reasonable time subsequent to the receipt of our termination notice. Because we had the right to withdraw our pledged funds at any time and would not incur any losses as long as the value of the common stock held in the margin loan accounts exceeded the total balance of the margin loans, the funds we had pledged were properly reported as unrestricted as long as there was sufficient collateral other than our pledged funds available to cover the loans. Based on the number of shares of our common stock held by these officers in their margin accounts collateralizing the loans and the price of our common stock at the time these respective reports were filed, management determined that there was sufficient coverage available for the lenders to liquidate the stock to pay off the margin loans in full and return the full amount of our pledged funds to us if we had withdrawn our guarantee. At a stock price of less than $0.83 per share, management estimated that the lenders would have to access the pledged funds in order to cover the loans. Beginning August 29, 2002, the closing price for our common stock has not been above $0.81 per share. Prior to August 29, 2002 while the funds were pledged, the closing price of our common stock also struck below $0.83 on July 10, July 22, August 12 and August 13 during 2002 when the closing price was $0.70, $0.75, $0.81 and $0.80, respectively. After the price of our common stock was too low to provide the lenders with sufficient coverage of the margin loan balances and our request for partial release of the funds was denied by an institutional lender, the pledged funds were classified as cash pledged as collateral for related party obligations on our balance sheet and disclosed in the accompanying footnotes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. On June 30, 2003, we filed an amended Annual Report on Form 10-K for the year ended December 31, 2001 and amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 as a result of comments received from the Securities and Exchange Commission in connection with their review of our registration statement on Form S-3 that we originally filed on August 9, 2002. These amended reports included restated balance sheets that classified the pledged funds as cash pledged as collateral for related party obligations because by the time the amended reports were filed, there was no longer sufficient collateral other than our pledged funds available to cover the loans and it was clear that the funds would not be released as we had been assured.

We may institute litigation or arbitration in collection of the outstanding repayment obligations of Mr. Long, Mr. Hoch, Mr. Millard, and Mr. Jones, which currently total $1,278,138. Presently, we have refrained from initiating action to recover these funds from Mr. Long, Mr. Hoch, and Mr. Millard because they may have offsetting claims that total $1,445,500 collectively by virtue of the change of control clause in their respective employment agreements based on our preliminary analysis. We understand that these individuals may assert such claims based on our sale of substantially all of our assets to Harbor Payments, Inc. on July 25, 2003. We have not initiated any formal settlement negotiations with these individuals because they are presently under an extended employment contract with us or have not been amenable to such an action. We have not pursued the outstanding repayment obligation of Mr. Jones because we do not consider a recovery attempt to be cost beneficial. In order to attempt a recovery from Mr. Jones, we estimate that we would incur a minimum of $20,000 in estimated legal costs with no reasonable assurance of success in recovering his outstanding obligation of approximately $38,000. Because of the limited amount of the obligation, we also anticipate difficulty in retaining counsel on a contingency basis to pursue collection of this obligation. The ultimate outcome of this matter cannot presently be determined.

                                       44

On July 25, 2003, certain of our stockholders (those stockholders being Mike Procacci, Jr., Mark and Stefanie McMahon, Anthony and Lois Tedeschi, Donna and James Knoll, John E. Hamilton, III, William T. Hagan, Samuel A. Fruscione, Dana Fruscione-Penzone, Gia Fruscione, Alicia Fruscione, Joseph Fruscione, Robert Evans, John Arangio, Gary and JoAnne Gardner, Lee and Margaret Getson, G. Harry Bonham, Jr., Gary Brewer, Bob Lastowski, Robert Filipe, Mitchell D. Hovendick, Dr. John Diephold, Joseph Maressa, Jr., and Charles Brennan) commenced legal action against us, Ernst & Young, LLP, and certain of our current and former directors (including the executive officers named above) in the District Court of the 45th Judicial District, Bexar County, Texas. With respect to us and the current and former directors named in the suit, the plaintiffs allege that we, acting through such directors, misstated in our 2000 and 2001 Form 10-Ks our ability to use for operational purposes the funds pledged as security for margin loans of certain of our executive officers, as discussed above. The plaintiffs allege and seek resulting economic and exemplary damages, rescission, interest, attorneys' fees and costs of court. We believe this suit is without merit and intend to vigorously defend the company and the directors named in the suit. As of June 4, 2004, there have been no material developments in the suit. The results of legal proceedings cannot be predicted with certainty. If we fail to prevail in this legal matter, our financial position, results of operations, and cash flows could be materially adversely affected.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

Our common stock was traded on the National Association of Securities Dealers Over the Counter Bulletin Board through March 13, 2000 at which time our common stock was approved for trading on the NASDAQ Small Cap Market. Subsequently, our stock was approved for trading on the NASDAQ National Market on July 31, 2000 under the symbol "BLLS." On February 4, 2003, the NASDAQ National Market delisted our common stock because we did not meet the requirements for continued listing on the NASDAQ National Market. Our common shares were immediately eligible for quotation on the OTCBB effective at opening of business on February 4, 2003. We began trading under a new ticker symbol, PYDS, on the OTC BB on August 20, 2003.

The following table sets forth for the quarterly periods indicated the range of high and low closing prices of the common stock as reported on the OTCBB:

                                       45

                       High        Low
                     ---------- ----------
       2004
--------------------
First Quarter          $  0.46    $  0.15


        2003
--------------------
First Quarter          $  0.23    $  0.07
Second Quarter         $  0.14    $  0.08
Third Quarter          $  0.35    $  0.09
Fourth Quarter         $  0.32    $  0.14

       2002
--------------------
First Quarter          $  1.25    $  0.90
Second Quarter         $  1.70    $  1.02
Third Quarter          $  1.25    $  0.52
Fourth Quarter         $  0.70    $  0.17


HOLDERS

As of April 23, 2004, there were approximately 4,833 stockholders of record of our common stock.

DIVIDEND  POLICY

We have never declared or paid cash or stock dividends and have no present plan to pay any such dividends in the foreseeable future, intending instead to reinvest our earnings, if any.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation earned during each of the years ended December 31, 2003, 2002 and 2001 to our Chief Executive Officer and each other executive officer that earned over $100,000 during the year ended December 31, 2003.


                                              ANNUAL
                                              COMPENSATION (1)          LONG TERM COMPENSATION
                                              -----------------  -------------------------------------------
                                                                                          ALL OTHER
                                                                 AWARDS                   COMPENSATION  (2)
                                                                 -----------------------  ------------------
                                                                 SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION(S)          YEAR     SALARY          OPTIONS (#)
--------------------------------------  ----  -----------------  -----------------------
Michael R. Long                         2003  $         190,000                  400,000  $           11,529
Chairman, Chief Executive Officer       2002  $         190,000                  340,000  $           11,130
And Chief Financial Officer. . . . . .  2001  $         190,000                  325,000  $           11,074

Louis A. Hoch                           2003  $         175,000                  425,000  $              900
President and Chief Operating Officer.  2002  $         175,000                  340,000  $            1,950
                                        2001  $         175,000                  250,000  $            1,596

Terri A. Hunter                         2003  $         152,499                        -  $              540
Executive Vice President and Chief      2002  $         145,000                  350,000  $            1,560
Financial Officer. . . . . . . . . . .  2001  $         145,000                  150,000  $            1,368

(1) Each of the named executives except for Ms. Hunter has entered into employment agreements expiring on July 25, 2004, which provide for annual salary and bonuses at the discretion of the Board of Directors. Ms. Hunter resigned her position as Executive Vice President and Chief Financial Officer effective August 31, 2003. In 2004, each of the named officers is to receive salary compensation as follows: Mr. Long, $190,000; and Mr. Hoch, $175,000.

(2)     Reflects  premiums  paid  for  term  life  insurance  coverage.


                                       46

OPTION  GRANTS

The following table provides information regarding the grant of stock options during fiscal year 2003 to the named executive officers pursuant to our Employee Comprehensive Stock Plan.

                     Number of Securities  % of Total Options
                     Underlying Options    Granted to Employees   Exercise Price
Name                 Granted               in Fiscal 2003           ($/Share)        Expiration Date
                     -------------------   --------------------   ---------------   ----------------
Michael R. Long . .        400,000                  22.8%           $  0.14         12/30/13

Louis A. Hoch . . .        425,000                  24.2%           $  0.14         12/30/13

Terri A. Hunter (1)              -                     -                  -                -

(1)     We  did  not  grant  any  stock  options  to  Ms.  Hunter  during  fiscal  year  2003.


OPTION  EXERCISES  AND  YEAR-END  VALUES

The following table provides certain information related to the exercise of options during the year ended December 31, 2003 by the named executive officers and the number and value of options held by the named executive officers at December 31, 2003.

Aggregated  Option  Exercises  in  Last  Fiscal  Year and Fiscal Year-End Option
Values

                 SHARES                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                 ACQUIRED      VALUE       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                 ON EXERCISE   REALIZED    OPTIONS AT FISCAL YEAR-END (#)  FISCAL YEAR-END ($) (1)
NAME                     (#)         ($ )  EXERCISABLE                     UNEXERCISABLE             EXERCISABLE   UNEXERCISABLE
---------------  -----------   --------    ------------------------------  ------------------------  ------------  --------------
Michael R. Long       -        $   0                      898,334                   400,000          $          0  $        8,000

Louis A. Hoch .       -        $   0                      765,000                   425,000          $          0  $        8,500

(1)     Calculated  using  the  year-end  per  share  price  of  $0.16.


                             DIRECTORS COMPENSATION

In 2003, we did not pay any cash compensation to our independent directors for their services on our Board of Directors. However, on December 30, 2003, we granted options to purchase 175,000 shares of our common stock at an exercise price of $0.14 per share to our independent director, Peter G. Kirby, as compensation for his service as a Director.

EMPLOYMENT  CONTRACTS

We have employment agreements with our executive officers. The employment agreements provide for an annual salary, bonuses at the discretion of the Board of Directors and health benefits. In 2004, each of the named officers are to receive salary compensation as follows: Mr. Long, $190,000 and Mr. Hoch, $175,000.

Our agreements with our executive officers provide for change in control protection for each executive. We may terminate any such agreement not later than thirty days after a change of control. In such event, the executive would be entitled to deferred compensation. Deferred compensation is calculated as the greater of (A) the base salary payments the executive would have received had his or her employment continued for the remaining term of the agreement (including yearly increases calculated at the maximum increase for the prior two years); or (B) an amount equal to 2.95 times the highest annual compensation earned by the executive in the past two years.

In addition, the executive would be entitled to all of the benefits otherwise provided in the agreement during a certain period of time defined in the agreement as the greater of the remaining term of the agreement or one year. The executive may also be entitled to an amount equal to the pro rata portion of the bonus compensation for the year in which the executive's employment is terminated determined on the basis of the number of days elapsed in such year prior to such termination. Upon termination of employment, each employee is prohibited from competing with us for a period of two years. The employment agreements were supposed to terminate upon the change of control that occurred on July 25, 2003, but were extended at our option for a period of one year. Upon the expiration of the extended agreements on July 25, 2004, the executive officers shall be entitled to the deferred compensation as provided above.

                                       47

                              FINANCIAL STATEMENTS

FINANCIAL  STATEMENTS  AND  SUPPLEMENTARY  DATA

INDEX  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

Reports  of  Independent  Auditors  F-1

Consolidated  Balance  Sheets  as  of  December  31,  2003  and  2002  F-2

Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001 F-3

Consolidated Statement of Changes in Shareholders' Equity (Deficit) for the years ended December 31, 2003, 2002 and 2001 F-4

Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001 F-5

Notes  to  Consolidated  Financial  Statements  F-6  -  F-24

Consolidated  Balance  Sheets  as  of  March  31,  2003  and  2002  F-25

Consolidated Statements of Operations for the quarters ended March 31, 2003, 2002 F-26

Consolidated Statements of Cash Flows for the quarters ended March 31, 2003, 2002 F-27

Notes  to  Consolidated  Financial  Statements  F-28  -  F-30
REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

To The Board of Directors and Shareholders of Payment Data Systems, Inc. San Antonio, Texas

We have audited the accompanying consolidated balance sheet of Payment Data Systems, Inc., formerly known as Billserv, Inc, and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payment Data Systems, Inc. and subsidiaries at December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted auditing standards.

The accompanying financial statements of Payment Data Systems, Inc. and subsidiaries have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred substantial losses since inception, which has led to a significant decrease in its cash position and a deficit in working capital. In addition, in July 2003, substantially all operations were sold. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of Payment Data Systems, Inc. and subsidiaries do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Akin,  Doherty,  Klein  &  Feuge,  P.C.
San  Antonio,  Texas
March  2,  2004,  except  for  Note  15,  to  which  the  date is March 15, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders of Payment Data Systems, Inc. San Antonio, Texas

We have audited the accompanying consolidated balance sheet of Payment Data Systems, Inc., formerly known as Billserv, Inc., and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payment Data Systems, Inc. and subsidiaries at December 31, 2002, and the consolidated results of their operations and their cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements of Payment Data Systems, Inc. and subsidiaries have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred substantial losses since inception and has experienced a material shortfall in anticipated revenues, which has led to a significant decrease in its cash position and a deficit in working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of Payment Data Systems, Inc. and subsidiaries do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                ERNST & YOUNG LLP

San  Antonio,  Texas
April  1,  2003

                                     PAYMENT DATA SYSTEMS, INC.
                                      CONSOLIDATED BALANCE SHEETS
                                                                           December 31,      December 31,
                                                                               2003              2002
                                                                        ----------------   ----------------
Assets:
Cash and cash equivalents                                                 $      528,119     $      286,105
Cash pledged as collateral for related party obligations                               -          1,311,984
Accounts receivable, net                                                          43,693            659,074
Prepaid expenses and other                                                       113,650            257,810
                                                                        ----------------   ----------------
Total current assets                                                             685,462          2,514,973

Property and equipment, net                                                      215,156            281,432
Other assets                                                                      37,782             22,500
Net property and equipment of discontinued operations                                  -          1,890,358
                                                                        ----------------   ----------------
Total assets                                                              $      938,400    $     4,709,263
                                                                        ================   ================

Liabilities and shareholders' equity (deficit):
Current liabilities:
  Accounts payable                                                        $      501,488    $       949,392
  Accrued expenses                                                               224,180            555,560
  Payable under related party guarantees                                               -          1,278,138
  Short-term borrowings                                                                -          1,800,000
  Deferred revenue                                                                     -            400,960
  Obligations under capital leases of discontinued operations                          -             70,483
                                                                        ----------------   ----------------
Total current liabilities                                                        725,668          5,054,533

Shareholders' equity (deficit):
Common stock, $.001 par value, 200,000,000 shares authorized;
  20,987,956 and 20,603,799 issued and outstanding                                20,988             20,604
Additional paid-in capital                                                    46,842,908         46,770,186
Accumulated deficit                                                          (46,651,164)       (47,136,060)
                                                                        ----------------   ----------------
Total shareholders' equity (deficit)                                             212,732           (345,270)
                                                                        ----------------   ----------------
Total liabilities and shareholders' equity (deficit)                      $      938,400    $     4,709,263
                                                                        ================   ================

 See notes to consolidated financial statements.

                                     PAYMENT DATA SYSTEMS, INC.
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      Year ended         Year ended          Year ended
                                                     December 31,       December 31,        December 31,
                                                         2003               2002                2001
                                                  ------------------ ------------------  ------------------
Revenues                                           $       119,297    $        77,070      $       43,835

Operating expenses:
   Cost of services                                        138,009             58,739              38,004
   Selling, general and administrative                   1,726,028          2,431,566           3,077,783
   Depreciation and amortization                           130,671            183,594             199,384
                                                  ------------------ ------------------  ------------------
Total operating expenses                                 1,994,708          2,673,899           3,315,171
                                                  ------------------ ------------------  ------------------

Operating loss                                          (1,875,411)        (2,596,829)         (3,271,336)

Other income (expense), net:
   Interest income                                           5,122             81,799             355,262
   Interest expense                                        (61,432)        (1,114,798)            (40,079)
   Loss on guarantees                                            -         (1,278,138)                  -
   Other income (expense)                                  157,422           (354,494)             36,941
                                                  ------------------ ------------------  ------------------
Total other income (expense), net                          101,112         (2,665,631)            352,124
                                                  ------------------ ------------------  ------------------

Loss from continuing operations before income
   taxes                                                (1,774,299)        (5,262,460)         (2,919,212)
Income taxes                                                     -                  -                   -
                                                  ------------------ ------------------  ------------------

Loss from continuing operations                         (1,774,299)        (5,262,460)         (2,919,212)

Discontinued operations (Note 14):
Loss from discontinued operations, net of no
   income taxes                                           (477,846)        (5,692,217)         (7,486,494)
Gain on disposition of discontinued
   operations, net of no income taxes                    2,737,041                  -                   -
                                                  ------------------ ------------------  ------------------

Net income (loss)                                  $       484,896    $   (10,954,677)     $  (10,405,706)
                                                  ================== ==================  ==================

Loss from continuing operations per common
   share - basic and diluted                        $        (0.09)   $         (0.25)     $        (0.16)
Income (loss) from discontinued operations
   per common share - basic and diluted                       0.11              (0.28)              (0.42)
                                                  ------------------ ------------------  ------------------
Net income (loss) per common share - basic
   and diluted                                      $         0.02    $         (0.53)     $        (0.58)
                                                  ================== ==================  ==================
Weighted average common shares
   outstanding - basic and diluted                      20,883,218         20,591,304          18,017,051

See notes to consolidated financial statements.

                                                      PAYMENT DATA SYSTEMS, INC.
                                  CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                                               Common Stock         Additional                        Other            Total
                                          -----------------------   Paid - In      Accumulated    Comprehensive    Shareholders'
                                            Shares        Amount     Capital         Deficit          Income      Equity (Deficit)
                                          ------------- --------- --------------- --------------- --------------- -----------------
Balance at December 31, 2000                15,527,870  $ 15,528   $ 36,758,450    $ (25,775,677)  $      13,109   $   11,011,410

Exercise of stock options                        8,000         8         34,992                -               -           35,000
Issuance of common stock, net of
   issuance costs                            5,002,656     5,003      9,115,968                -               -        9,120,971
Comprehensive loss:
    Unrealized gain on investments                   -         -              -                -         (13,109)         (13,109)
    Net loss for the year ended
       December 31, 2001                             -         -              -      (10,405,706)              -      (10,405,706)
                                                                                                                  -----------------
    Comprehensive loss                                                                                                (10,418,815)
                                          ------------- --------- --------------- --------------- --------------- -----------------

Balance at December 31, 2001                20,538,526    20,539     45,909,410      (36,181,383)              -        9,748,566

Issuance of common stock                        65,273        65         63,170                -               -           63,235
Value of beneficial conversion feature
   granted in connection with issuance
   of debt                                           -         -        538,461                -               -          538,461
Value of common stock warrants granted
   in connection with issuance of debt               -         -        259,145                -               -          259,145
Comprehensive loss:
    Net loss for the year ended
       December 31, 2002                             -         -              -      (10,954,677)              -      (10,954,677)
                                          ------------- --------- --------------- --------------- --------------- -----------------

Balance at December 31, 2002                20,603,799    20,604     46,770,186      (47,136,060)              -         (345,270)

Issuance of common stock                       118,857       119         22,841                -               -           22,960
Exercise of stock options                      265,300       265         49,881                -               -           50,146
Comprehensive income:
    Net income for the year ended
       December 31, 2003                             -         -              -          484,896               -          484,896
                                          ------------- --------- --------------- --------------- --------------- -----------------

Balance at December 31, 2003                20,987,956  $ 20,988   $ 46,842,908    $ (46,651,164)  $           -   $      212,732
                                          ============= ========= =============== =============== =============== =================

See notes to consolidated financial statements.

                                            PAYMENT DATA SYSTEMS, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                          2003                2002                 2001
                                                   ------------------- -------------------- -------------------
Operating activities:

Loss from continuing operations                      $    (1,774,299)    $     (5,262,460)    $     (2,919,212)
Adjustments to reconcile loss from continuing
  operations to net cash used in operating
activities:
Depreciation and amortization                                130,671              183,594              199,384
Impairment of assets                                          17,000                    -                    -
Loss on related party guarantees                                   -            1,278,138                    -
Issuance of common stock warrants and convertible
debt                                                               -            1,035,255                    -
Gain on disposition                                                -                    -              (36,070)
Changes in current assets and current liabilities:
  Accounts receivable                                        615,381             (221,397)             344,860
  Related party notes receivable                                   -              162,154              121,584
  Prepaid expenses and other                                 144,160                7,702              377,551
  Accounts payable and accrued expenses                     (763,034)             893,818             (757,863)
  Deferred revenue                                          (400,960)            (251,669)            (173,371)
                                                   ------------------- -------------------- -------------------
Net cash used in continuing operations                    (2,031,081)          (2,174,865)          (2,843,137)
Net cash used in discontinued operations                    (145,038)          (3,836,809)          (6,740,000)
                                                   ------------------- -------------------- -------------------
Net cash used in operating activities                     (2,176,119)          (6,011,674)          (9,583,137)

Investing activities:
Purchases of property and equipment                          (66,395)              (9,522)            (120,676)
Proceeds from sale of assets                               4,224,108                    -                    -
Proceeds from sales and maturities of investments                  -                    -            2,028,680
Long-term deposits, net                                      (30,282)             255,503              218,641
Other investing activities                                         -               (6,126)               2,577
                                                   ------------------- -------------------- -------------------
Net cash provided by investing activities                  4,127,431              239,855            2,129,222

Financing activities:
Proceeds from notes payable                                        -            2,145,000                    -
Principal payments for notes payable                      (1,800,000)            (645,000)          (1,500,000)
Financing costs, net                                               -             (237,649)                   -
Principal payments for capital lease obligations                   -             (148,228)            (181,328)
Cash pledged as collateral for related party
obligations                                                1,311,984              706,967           (1,018,951)
Payments for related party obligations                    (1,278,138)                   -                    -
Issuance of common stock, net of issuance costs               56,856               63,235            9,155,971
                                                   ------------------- -------------------- -------------------
Net cash provided by (used in) financing activities       (1,709,298)           1,884,325            6,455,692
                                                   ------------------- -------------------- -------------------

Change in cash and cash equivalents                          242,014           (3,887,494)            (998,223)
Cash and cash equivalents, beginning of period               286,105            4,173,599            5,171,822
                                                   ------------------- -------------------- -------------------
Cash and cash equivalents, end of period             $       528,119     $        286,105     $      4,173,599
                                                   =================== ==================== ===================

Supplemental information:

  Cash paid for interest                             $        41,623     $         39,264     $         52,027
  Cash paid for federal income taxes                               -                    -                    -


See notes to consolidated financial statements.

                           PAYMENT DATA SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001

NOTE  1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING  CONCERN

The Company has incurred substantial losses since inception, which has led to a significant decrease in its cash position and a deficit in working capital. The Company defaulted under its convertible debt agreement during the fourth quarter of 2002 (see Note 7) and was unsuccessful in its attempt to access its funds held as collateral to guarantee certain executive margin loans (see Note 8) after attempting to retrieve such funds during the fourth quarter of 2002. Consequently, the Company sold substantially all of its assets in July 2003 (see
Note 14) and reduced expenditures for operating requirements. Despite these actions, the Company believes that its current available cash along with anticipated revenues may be insufficient to meet its anticipated cash needs for the foreseeable future. Accordingly, the Company is currently aggressively pursuing strategic alternatives, including investment in the Company via an equity line of credit (See Note 15). The satisfactory completion of an additional investment in the Company or growth of cash flow from operations is essential or the Company has no other alternative that will provide sufficient funds to meet current operating requirements. The sale of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders, and debt financing, if available, may involve restrictive covenants which could restrict operations or finances. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all. If the Company cannot raise funds, on acceptable terms, or achieve positive cash flow, it may not be able to continue to exist, conduct operations, grow market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which would negatively impact its business, operating results and financial condition.

DESCRIPTION  OF  BUSINESS

Payment Data Systems, Inc., formerly known as Billserv, Inc., and its subsidiaries (collectively, "PDS" or "the Company"), provides integrated electronic payment services, including credit and debit card-based processing services and transaction processing via the ACH network to billers and retailers. In addition, the Company operates an Internet electronic payment processing service for consumers under the domain name www.bills.com. Prior to selling substantially all of its assets (the "Business") in July 2003, the Company provided electronic bill presentment and payment ("EBPP") services to companies generating recurring bills, primarily in the United States. The Company also provided related EBPP consulting and Internet-based customer care interaction services. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"), the results of operations for the asset group disposed of have been classified as discontinued operations. All financial information presented for the years ended December 31, 2003, 2002 and 2001 has been restated to reflect the operating results of this asset group as discontinued operations (see Note 14).

PRINCIPLES  OF  CONSOLIDATION  AND  BASIS  OF  PRESENTATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, bills.com, Inc. and billserv.com-canada, Inc. All significant intercompany accounts and transactions have been eliminated.
                                       F-6

The accompanying financial statements have been presented assuming the Company will continue as a going concern.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on operating loss as previously reported.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS  RECEIVABLE

Accounts receivable represent net amounts due for fees charged for the electronic processing of payment transactions and related services provided by the Company. Accounts receivable are reported at outstanding principal net of an allowance for doubtful accounts of $3,155 at December 31, 2003 and $47,197 at December 31, 2002. The Company normally does not charge interest on accounts receivable. The allowance for doubtful accounts is generally determined based on an account-by-account review. Accounts are charged off when collection efforts have failed and the account is deemed uncollectible.

CONCENTRATION  OF  CREDIT  RISK

Financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents, investments and accounts receivable. The Company is exposed to credit risk on its cash, cash equivalents and investments in the event of default by the financial institutions or the issuers of these investments to the extent of the amounts recorded on the balance sheet in excess of amounts that are insured by the FDIC. Trade receivables potentially subject the Company to concentrations of credit risk. The Company's customer base operates in a variety of industries and is geographically dispersed, however, the relatively small number of customers increases the risk. The Company closely monitors extensions of credit and credit losses have been provided for in the consolidated financial statements and have been within management's expectations. The activity in the Company's allowance for doubtful accounts was as follows:

                                    Beginning                             Ending
                                    Balance     Additions    Write-offs   Balance
Year  ended  December  31,  2001     $10,000     $21,000     $12,069     $18,931
Year  ended  December  31,  2002      18,931      30,000       1,734      47,197
Year  ended  December  31,  2003     $47,197     $10,700     $54,742     $ 3,155


No single customer accounted for more than 5% of total continuing operating revenues for the years ended December 31, 2003, 2002 or 2001.

                                       F-7

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and short-term borrowings are reflected in the accompanying consolidated financial statements at cost, which approximates fair value because of the short-term maturity of these instruments.

PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are computed on a straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Leasehold improvements are amortized over the lesser of the estimated useful lives or remaining lease period. Expenditures for maintenance and repairs are charged to expense as incurred.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

The Company periodically reviews, on at least an annual basis, the carrying value of its long-lived assets, including intangible assets and property, plant and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent fair value of a long-lived asset, determined based upon the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized.

INTANGIBLE  ASSET

The cost of the domain name registration for www.bills.com is being amortized on a straight-line basis over a five-year period and is included in other assets on the accompanying consolidated balance sheets. The unamortized cost of this intangible asset was $7,500 and $22,500 at December 31, 2003 and 2002, respectively. The costs of trademarks registered to the Company have not been material and have been expensed as incurred.

REVENUE  RECOGNITION

Revenue consists of fees generated through the electronic processing of payment transactions and related services, and are recognized as revenue in the period the transactions are processed or when the related services are performed. Merchants may be charged for these processing services at a bundled rate based on a percentage of the dollar amount of each transaction and, in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee per transaction, while others may also be charged miscellaneous fees, including fees for chargebacks or returns, monthly minimums, and other miscellaneous services. Revenues derived from electronic processing of credit and debit card transactions that are authorized and captured through third party networks are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa).

RESERVE  FOR  LOSSES  ON  MERCHANT  ACCOUNTS

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant's favor. In these cases, the transaction is "charged back" to the merchant and the purchase price is refunded to the customer through the merchant's acquiring bank, and charged to the merchant. If the merchant has inadequate funds, the Company must bear the credit risk for the full amount of the transaction. The Company evaluates its risk for such transactions and estimates its potential loss for chargebacks based primarily on historical experience and other relevant factors. The Company did not record a significant amount of chargeback expense to cost of services in 2003 and did not have a significant reserve for losses at December 31, 2003. The Company did not incur any chargeback losses in 2003 and did not maintain a reserve for losses on merchant accounts prior to offering card-based processing services beginning in the fourth quarter of 2003.

                                       F-8

RESEARCH  AND  DEVELOPMENT  COSTS

Research  and  development  costs  are  expensed  as  incurred.

ADVERTISING  COSTS

The cost of advertising is expensed as incurred. The Company's continuing operations did not incur any advertising costs for the years ended December 31, 2003, 2002 or 2001.

FOREIGN  OPERATIONS

The Company is currently not operating in any foreign countries. The Company previously operated in Australia and Canada; however, the impact financially of expanding internationally was not material to the Company's financial position or results of operations in any year.

INCOME  TAXES

Deferred tax assets and liabilities are recorded based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

COMPREHENSIVE  LOSS

The Company's comprehensive loss in 2001 is comprised of net loss and unrealized gains and losses on investments classified as available-for-sale.

STOCK-BASED  COMPENSATION

The Company applies the intrinsic value method under the recognition and measurement provisions of APB No. 25, "Accounting for Stock Issued to
Employees", in accounting for its stock option and stock purchase plans. Accordingly, no stock-based employee compensation expense has been recognized for options granted with an exercise price equal to the market value of the underlying common stock on the date of grant or in connection with the employee stock purchase plan. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), to stock-based employee compensation.

                                       F-9


                                                               2002             2001               2000
                                                               ----             ----               ----
Net income (loss), as reported                            $   484,896      $(10,954,677)     $(10,405,706)

Less: Total stock-based employee
compensation expense determined
under fair value based method for
all awards, net of related tax effects                       (573,186)       (1,584,364)       (2,782,995)
                                                          -----------      ------------      ------------

Pro forma net income (loss)                               $   (88,290)     $(12,539,041)     $(13,188,701)
                                                          ===========      ============      ============

Net income (loss) per common share
- basic and diluted, as reported                          $      0.02       $    (0.53)       $     (0.58)

Net income (loss) per common share
- basic and diluted, pro forma                            $      -          $    (0.61)       $     (0.73)



The Company recognizes expense for common stock issued in transactions with other than employees. The shares issued are valued at the closing price of the Company's common stock as reported on the NASD OTCBB on the day that the non-employee agrees to accept the Company's common stock instead of cash as compensation.

NET  LOSS  PER  SHARE

Basic and diluted losses per common share are calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Common stock equivalents, which consist of stock options and warrants and the convertible debt, were excluded from the computation of the weighted average number of common shares outstanding for purposes of calculating diluted loss per common share because their effect was antidilutive.

A reconciliation of the weighted average common shares outstanding included in basic and diluted EPS is as follows:

                                    For the Year Ended December 31,
                                      2003          2002          2001

Numerator:
Loss from continuing operations
  available to common stockholders   $(1,774,299)  $(5,262,460)  $(2,919,212)

Denominator:
Denominator for basic loss
per share, weighted average
shares outstanding . . . . . . . .    20,883,218    20,591,304    18,017,051

Effects of dilutive securities:
  Stock options and warrants . . .             -             -             -
  Convertible debt . . . . . . . .             -             -             -

Denominator for diluted loss
per share. . . . . . . . . . . . .     20,883,218    20,591,304    18,017,051

Basic loss per share . . . . . . .  $      (0.09)  $     (0.25)  $     (0.16)

Diluted loss per share . . . . . .  $      (0.09)  $     (0.25)  $     (0.16)


                                      F-10

During a loss period, the assumed exercises of in-the-money stock options and warrants and conversion of convertible securities have an antidilutive effect, and are excluded from the computation of diluted EPS. The computation of diluted net loss per share for the year ended December 31, 2003 excludes the impact of options and warrants to purchase 8,785,048 shares of common stock, as such impact would be antidilutive for this period. The computation of diluted net loss per share for the year ended December 31, 2002 excludes the impact of options and warrants to purchase 10,294,927 shares of common stock and the conversion of the convertible debt, which was convertible into a minimum of 1,923,077 shares of common stock at December 31, 2002, as such impact would be antidilutive for this period. The computation of diluted net loss per share for the fiscal year ended December 31, 2001 excludes the impact of options and warrants to purchase 8,601,014 shares of common stock, as such impact would be antidilutive for this period. These options and warrants could be dilutive in the future. See Notes 10 and 11 for information regarding the exercise prices of our outstanding, unexercised options and warrants, respectively.

RECENT  ACCOUNTING  PRONOUNCEMENTS

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others" ("FIN 45"). FIN 45 requires additional disclosures by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 21, 2002. The required disclosures are effective for financial statements for interim or annual periods ending after December 15, 2002. The adoption of FIN 45 did not have a significant impact on our financial position and results of operations.

On December 31, 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("FAS 148") which amends Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of FAS 123 to require disclosures in both the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and disclosure provisions of FAS 148 were effective for the Company's financial statements issued for the first quarter of 2003. The adoption of FAS 148 did not have a significant impact on our results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation provisions of FIN 46 were originally effective for financial periods ending after July 15, 2003. In October 2003, the FASB issued Staff Position FIN 46-6, "Effective Date of FIN 46," which delayed the implementation date for certain variable interest entities to financial periods ending after December 31, 2003. In December 2003, the FASB published a revision to FIN 46 ("FIN 46R") to clarify some of the provision of FIN 46, and to exempt certain entities from its requirements. The Company does not expect the adoption of these standards to have a significant impact on our financial position and results of operations.

                                      F-11

On May 15, 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FAS 150"). FAS 150 establishes standards for classifying and measuring as liabilities certain freestanding financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. The statement defines an obligation as "a conditional or unconditional duty or responsibility on the part of the issuer to transfer assets or to issue its equity shares." FAS 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

NOTE  2.  ISSUANCE  OF  CAPITAL  STOCK

On June 2, 2000, the Company entered into an extended biller service provider agreement with CheckFree Investment Corporation, CheckFree Services Corporation and CheckFree Holdings Corporation (collectively, "CheckFree"). As part of this agreement, CheckFree purchased 879,121 shares of the Company's common stock at $11.375 per share totaling $10.0 million. Offering proceeds to the Company, net of issuance costs, were approximately $9.5 million. In connection with this transaction, the Company also issued warrants to purchase 2,179,121 shares of common stock, and warrants to purchase up to an additional 2,801,903 shares if certain criteria were met (see Note 11).

In March 2001, the Company issued 2,885,462 shares of common stock under a private placement offering. The shares were issued at an undiscounted price of $2.50 per share. Net proceeds totaled approximately $6.6 million, net of offering costs of approximately $565,000, which included approximately $540,000, or 7.5% of the Offering, paid to the placement agent. The Company subsequently filed a registration statement with the SEC to register the shares issued in this offering.

In November 2001, the Company issued 2,000,000 shares of common stock under a private placement offering (the "2001 Offering"). The shares were issued at an undiscounted price of $1.25 per share. Net proceeds totaled approximately $2.3 million, net of offering costs of approximately $211,000, which included approximately $200,000, or 8% of the Offering, paid to the placement agent. The Company subsequently filed a registration statement with the SEC to register the shares issued in this offering. In connection with this transaction, the Company also issued warrants to purchase 2,000,000 shares of common stock (see Note 11).

During the year ended December 31, 2003, the Company issued 75,000 shares of common stock to certain independent contractors performing services for the Company. Such shares were issued pursuant to Section 506 of Regulation D of the Securities and Exchange Act of 1933, as amended. The Company recorded $16,250 of expense related to the issuance of this stock.

NOTE  3.  PROPERTY  AND  EQUIPMENT

The  following  is  a  summary  of  property  and  equipment  at  December  31:

                                                    2003             2002
                                              ----------------- -----------------
Furniture and fixtures                        $       175,856    $      192,870
Equipment                                             424,901           392,499
Software                                              174,740           149,724
Leasehold improvements                                  8,434                 -
                                              ----------------- -----------------
                                                      783,931           735,093
Less: accumulated depreciation and
amortization                                         (568,775)         (453,661)
                                              ----------------- -----------------

Total property and equipment, net             $       215,156   $       281,432
                                              ================= =================


                                      F-12

NOTE  4.  IMPAIRMENT  OF  ASSETS

During the fourth quarter of 2002, the Company performed an impairment review because of the uncertainty of the Company's ability to continue as a going concern due to decreased liquidity, which indicated that the carrying value of certain long-lived assets may not be recoverable. The Company determined that customer relationship management software and document archival and retrieval software with a total carrying amount of $855,000 were no longer recoverable and recorded a non-cash charge of $855,000, which is included as a component of discontinued operations in the accompanying consolidated statement of operations. Fair value was based on the expected future cash flows to be generated by these assets, which was determined to be zero because of the Company's inability to deploy and utilize the assets to provide revenue-generating services.

During the second quarter of 2003, the Company performed an impairment review because the Company expected to sell the asset group comprising the Business. The Company determined that the asset group to be sold was impaired and recorded a non-cash charge of $200,000, which is included as a component of discontinued operations in the accompanying consolidated statement of operations. Fair value was based on the expected selling price of the asset group. During the fourth quarter of 2003, the Company performed an impairment review because the Company expected to sell certain assets not currently being utilized. The Company determined that the assets expected to be sold within one year were impaired and recorded a non-cash charge of $17,000, which is included as a component of selling, general and administrative expense in the accompanying consolidated statement of operations. Fair value was based on the selling price of similar assets. The assets consist of furniture that has a net book value of $15,714 at December 31, 2003 and are included as a component of property and equipment in the accompanying consolidated balance sheets. These assets are not classified as held for sale because management has not yet initiated an active program to locate a buyer for the assets.

NOTE  5.  ACCRUED  EXPENSES

Accrued  expenses  consist  of  the  following  balances:

                            December 31,      December 31,
                               2003              2002
                          ---------------- ----------------
Accrued salaries              $    11,325      $    185,178
Accrued vacation                        -            80,517
Accrued property taxes                  -            84,018
Accrued sales taxes               101,696             4,489
Accrued professional
  fees                            100,515            30,810
Other accrued expenses             10,644           170,548
                          ---------------- ----------------
Total                        $    224,180      $    555,560
                          ================ ================

                                      F-13

NOTE  6.  OPERATING  LEASES

In August 2003, the Company signed a three-year lease for approximately 4,500 square feet that will serve as the Company's headquarters. Additionally, the Company leases office equipment under non-cancelable operating leases. Rental expense under operating leases for continuing operations for the years ended December 31, 2003, 2002 and 2001, was $59,000, $97,000 and $87,000,
respectively. Future minimum lease payments required under operating leases, by year and in the aggregate, consist of the following at December 31, 2003:

Year ending December 31,

2004                 $   84,599
2005                     83,199
2006                     67,605
                     ----------

Total minimum
lease payments       $  235,403
                     ==========


NOTE  7.  DEBT

On July 24, 2002, the Company executed a financing agreement with Laurus Master Fund, Ltd. ("Laurus") in exchange for a $1.5 million convertible note and a four-year warrant to purchase 300,000 shares of the Company's common stock at exercise prices of $0.936 for the first 150,000 shares, $0.975 for the next 50,000 shares, and $1.17 for the remaining 100,000 shares. Laurus could convert the convertible note, which bore interest at 7% annually, at any time into shares of the Company's common stock at a fixed conversion price of $0.78, subject to certain restrictions in the purchase agreement. The Company could pay the principal and interest on the convertible note, which had a one-year term, in cash, shares of its common stock or a combination of cash and stock. If common stock was used to pay the note, the conversion price was the lesser of
(i) $0.78 or (ii) 88% of the average of the 7 lowest closing prices during the 22 trading days prior to the date the Company gave notice of payment. Accrued interest and one-ninth of the principal was due on the first business day of each calendar month beginning on November 1, 2002 and continuing until the maturity date of July 1, 2003. If the required principal payment was made in cash, the principal amount paid was 105% of the amount due. The Company granted Laurus a security interest in all of its assets. The Company defaulted under the note during the fourth quarter of 2002 and a penalty of 120% of the outstanding principal amount, or $300,000, was assessed to the Company for the default, and was included in the balance of short-term borrowings on the Company's balance sheet at December 31, 2002. The default occurred because the Company did not make the required principal payments in cash. The Company was unable to make the required payments in stock because the registration statement filed by the Company with the Securities and Exchange Commission to register the resale of the common stock issuable to pay the note was not declared effective.

                                      F-14

The Company recorded a debt discount as a result of the issuance of the warrant to Laurus of approximately $259,000, which was being charged to interest expense over the term of the convertible note using the effective yield method. Upon the Company's default under the note, the remaining balance of the discount was charged to interest expense. Furthermore, the Company recorded an additional debt discount as a result of the beneficial conversion feature of approximately $283,000, which was charged to interest expense at the date of issuance. The amount related to the beneficial conversion feature was determined by dividing the note proceeds allocated to the convertible security of approximately
$1,241,000 by the number of shares into which the note was convertible, or 1,923,077 shares based on the fixed conversion price of $0.78 per common share. The resulting effective conversion price of $0.65 per common share was then compared to the fair value of the Company's stock, which was $0.93 per common share on the issuance date. The difference of $0.28 per common share between the fair value of the stock and the effective conversion price was then multiplied by 1,009,586, which was the number of shares the note was convertible into at the date of issuance, taking into account the limitation on the number of shares that Laurus could convert at that time. The agreement stipulated that Laurus could not convert that amount of the note that would result in beneficial ownership of more than 4.9% of the outstanding common shares of the Company on the date of conversion. The conversion limitation was to become null and void upon an event of default under the note and could have been raised if the Company chose to redeem the outstanding principal amount of the note in cash and Laurus elected to convert the note instead. The limitation could also be raised if the Company were to issue additional common shares for any reason, thus increasing the number of outstanding shares. Due to the Company's default under the note during the fourth quarter of 2002, the 4.9% limitation became null and void and additional interest expense of approximately $256,000 was recognized at a rate of $0.28 per common share for the 913,491 additional shares that the note became convertible into upon default. During 2002, the Company capitalized $238,000 in financing costs related to the issuance of the Laurus debt that were being charged to interest expense over the term of the convertible note using the effective yield method. Upon default under the note in the fourth quarter of 2002, the remaining unamortized balance was charged to interest expense.

In connection with the sale of substantially all of its assets (see Note 14), the Company paid the outstanding balance of the convertible note in cash, including accrued penalties and interest, in full settlement of all claims by Laurus during July 2003. In addition, the four-year warrant to purchase 300,000 shares of the Company's common stock initially granted to Laurus was canceled as part of the settlement.

NOTE  8.  RELATED  PARTY  TRANSACTIONS  AND  GUARANTEES

From time to time, the Company has made loans to certain officers of the Company. The highest aggregate amount outstanding of loans due from officers (including an ex-officer of the Company) was $162,000 during 2002 and $230,000 during 2001. There were no loans due from officers during 2003.

In December 2000, an officer of the Company borrowed approximately $20,000 that accrued interest at a rate of 8% annually. The loan was repaid in full during 2001.

On August 16, 2000, an officer of the Company borrowed approximately $60,000 that accrued interest at a rate of 8% annually. At December 31, 2001, $46,000 was outstanding under this loan. In May 2002, this officer repaid the balance of this loan in full, including accrued interest. On December 21, 2000, the Company entered into a 30-day promissory note with the same officer for $125,000. The promissory note was repaid in full in January 2001, including interest at a rate of 8% annually.

During 2000, an officer of the Company borrowed approximately $35,000, of which $25,000 was outstanding at December 31, 2000. During 2001, the Company loaned an additional $94,000 to this officer prior to his resignation from the Company. At December 31, 2001, the Company had an aggregate of $115,000 in notes receivable bearing interest at 8% annually from this ex-officer. In March 2002, this ex-officer repaid the balance of these loans in full, including accrued interest.

                                      F-15

Beginning in December 2000, the Company pledged as loan guarantees certain funds held as money market funds and certificates of deposit to collateralize certain margin loans of four officers of the Company (only two of which are currently employed by the Company). See Note 13 for a further discussion of these guarantees and pledged funds.

NOTE  9.  INCOME  TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:


                                        2003                 2002
                                 -------------------- -------------------
Deferred Tax Assets:
--------------------
Warrant expense                    $     3,166,992      $     3,166,992
Loss on related party guarantees           434,567              434,567
Net operating loss carryforwards        11,759,182           11,818,879
Other items                                 91,019              624,016
                                 -------------------- -------------------
                                        15,451,760           16,044,454
Valuation allowance                    (15,400,069)         (15,921,467)
                                 -------------------- -------------------
Total Deferred Tax Asset                    51,691              122,987

Deferred Tax Liabilities:
-------------------------
Depreciation and other items                51,691              122,987
                                 -------------------- -------------------

Net Deferred Tax Asset
(Liability)                        $             -      $              -
                                 ==================== ===================


For the period from inception (July 30, 1998) through December 31, 2003, the Company has net operating loss carryforwards for tax purposes of approximately $34.6 million that begin to expire in the year 2020. In October 1999, the Company issued common stock pursuant to a private placement offering. As a result, an ownership change occurred under Section 382 that limits the utilization of pre-change net operating loss carryforwards. Approximately $3.5 million of the total net operating loss is subject to the Section 382 limitations.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is as follows:

                                             2003                 2002                 2001
                                      -------------------- -------------------  -------------------
Tax at US statutory rate -- 34%       $         164,865   $       (3,724,590)    $     (3,537,940)
Change in valuation allowance                  (521,398)           3,700,366            3,421,050
Permanent and other differences                 356,533               24,224              116,890
                                      -------------------- -------------------  -------------------

Income tax expense                    $               -    $               -     $              -
                                      ==================== ===================  ===================

                                      F-16

NOTE  10.  EMPLOYMENT  BENEFIT  PLANS

STOCK  OPTION  PLANS

The Board of Directors and stockholders approved the 1999 Employee Comprehensive Stock Plan ("Employee Plan") to provide qualified incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") as well as restricted stock to key employees. Under the terms of the Employee Plan, the exercise price of ISOs must be equal to 100% of the fair market value on the date of grant (or
110% of fair market value in the case of an ISO granted to a 10% stockholder/grantee). There is no price requirement for NQSOs, other than that the option price must exceed the par value of the common stock. The Company has reserved 5,000,000 shares of its common stock for issuance pursuant to the Employee Plan. On December 29, 2003, the Employee Plan was amended and restated by the Board of Directors to add provisions 1) allowing for stock awards to be made to consultants as provided in Rule 405 promulgated under the Securities Act of 1933, as amended from time to time, and other applicable law, 2) increasing the amount of shares of common stock of the Company exercisable per fiscal year from stock options, whether ISOs or NQSOs, from 350,000 to 500,000, and 3) removing minimum holding periods on "Restricted Stock" as such term is defined in the Employee Plan.

The 1999 Non-Employee Director Plan ("Director Plan") was approved by the Board of Directors and stockholders in 1999. Under the Director Plan, non-employee directors may be granted options to purchase shares of common stock at 100% of fair market value on the date of grant. The Company has reserved 800,000 shares of its common stock for issuance pursuant to the Director Plan.

In May 2002, the Company tendered an offer to employees and non-employee directors to cancel certain outstanding stock options under a stock option exchange program. In return for voluntarily canceling certain stock options, employees and non-employee directors were granted an equal number of stock options promptly after six months and one day from the cancellation date. The exercise price of the new options granted was equal to the fair market value of the Company's common stock on the grant date. The program is not expected to result in any additional compensation expense or variable plan accounting. In connection with this offer, 754,925 options were canceled on June 11, 2002 and 513,150 options were granted on December 13, 2002 at an exercise price of $0.26 per share.

Activity  under  the  Employee  Plan  and  Director  Plan  is  as  follows:

                                                         Weighted Average
                                     Number of Shares     Exercise Price
                                   ------------------- ------------------
Outstanding, December 31, 2000            2,899,175          $ 4.95
   Granted                                2,045,162            0.97
   Canceled                                (646,032)           4.67
   Exercised                                 (8,000)           4.38
                                   -------------------

Outstanding, December 31, 2001            4,290,305            3.10
   Granted                                3,104,250            0.23
   Canceled                              (1,632,906)           5.09
   Exercised                                      -            -
                                   -------------------

Outstanding, December 31, 2002            5,761,649            0.99
   Granted                                1,755,000            0.13
   Canceled                              (2,699,579)           0.87
   Exercised                               (265,300)           0.19
                                   -------------------

Outstanding, December 31, 2003            4,551,770          $ 0.78
                                   ===================


                                      F-17

There was an aggregate of 971,230 and 26,651 options to purchase the Company's common stock available for future grants under the Employee and Director Plans at December 31, 2003 and 2002, respectively. Exercisable stock options amounted to 3,171,770 at a weighted average price of $1.06 and 1,604,492 at a weighted average price of $2.33 at December 31, 2003 and 2002, respectively.

Summarized information about stock options outstanding at December 31, 2003 is as follows:

                                                  Options Outstanding                    Options Exercisable
                                          -------------------------------------  ------------------------------------
                                           Weighted Average       Weighted
  Range of Exercise         Options           Remaining           Average            Number of      Weighted Average
        Prices            Outstanding      Contractual Life    Exercise Price        Options        Exercise Price
----------------------- ----------------- ------------------- -----------------  ----------------- ------------------
    $0.09 - $0.14           1,730,000            9.90                $0.13            350,000             $0.09
    $0.18 - $0.26           1,271,100            8.99                $0.19          1,271,100             $0.19
    $0.86 - $0.88             741,668            7.83                $0.86            741,668             $0.86
    $1.88 - $2.07             354,001            7.03                $2.06            354,001             $2.06
    $2.81 - $11.25            455,001            5.14                $3.76            455,001             $3.76
                        -----------------                                        -----------------
                            4,551,770            8.61                $0.78          3,171,770             $1.06
                        =================                                        =================


The weighted average fair value of stock options at date of grant was $0.10, $0.17 and $0.73 per option for options granted during fiscal years 2003, 2002, and 2001, respectively. The fair value of each option granted was estimated using the Black-Scholes option-pricing model, utilizing the following assumptions:

                                 2003           2002            2001
                                 ----           ----            ----
Dividend yield                   None           None            None
Expected volatility              142%           128%            119%
Risk-free interest rate          1.80%          1.80%           3.40%
Expected life                    2.45           3.74            3.95


EMPLOYEE  STOCK  PURCHASE  PLAN

The Company established the 1999 Employee Stock Purchase Plan ("ESPP") under the requirements of Section 423 of the Internal Revenue Code (the "Code") to allow eligible employees to purchase the Company's common stock at regular intervals. Participating employees may purchase common stock through voluntary payroll deductions at the end of each participation period at a purchase price equal to 85% of the lower of the fair market value of the common stock at the beginning or the end of the participation period. Common stock reserved for future employee purchases under the plan aggregated 755,828 shares at December 31, 2003. A total of 43,857, 65,273 and 117,194 shares were issued under the ESPP in 2003, 2002 and 2001, respectively, at prices ranging from $0.15 per share to $2.18 per share.

                                      F-18

401(K)  PLAN

In May 1999, the Company adopted a defined contribution plan (the "401(k) Plan") pursuant to Section 401(k) of the Code. All eligible full and part-time employees of the Company who meet certain age requirements may participate in the 401(k) Plan. Participants may contribute between 1% and 15% of their pre-tax compensation, but not in excess of the maximum allowable under the Code. The 401(k) Plan allows for discretionary and matching contributions by the Company. The Company made no contributions during fiscal 2003, 2002 or 2001.

NOTE  11.  STOCK  WARRANTS

In connection with the CheckFree investment (see Note 2), the Company issued CheckFree warrants to purchase 2,179,121 shares at $11.375 per share for entering into the extended biller service provider agreement and investing $10.0 million. Under this agreement, CheckFree provided the Company with electronic bill presentment services for volume-based fees. The Company recorded $7,488,000 of expense and a corresponding credit to additional paid-in capital related to the estimated fair value of 1.3 million of these warrants, which were issued as consideration for entering into the extended biller service provider agreement. The related warrant expense was recognized immediately instead of being deferred and recognized over the life of the agreement because the warrants were fully vested at the date of grant and CheckFree did not have to perform under the agreement to earn the warrants. Also, CheckFree had the ability to earn incentive warrants on up to 2,801,903 additional shares, of which 1,000,000 were exercisable at $11.375 per share and 1,801,903 were exercisable at $14.219 per share. The incentive warrants were to vest upon the achievement of certain target levels of referred billers to the Company by CheckFree and all such warrants that were not vested within five years would expire. None of these incentive warrants vested and all were effectively canceled with the assignment of the related service agreement to the purchaser of substantially all of the assets of the Company in July 2003 (see Note 14).

In connection with the 2001 Offering (see Note 2), the Company issued warrants to the eighteen investors to purchase 2,000,000 shares of common stock at $1.80 per share, or one warrant for each share issued. The warrants are exercisable for five years from the date of issuance, or until November 27, 2006. The Company has the right to call the exercise of the warrants at any time after six months after the date of the issuance and after the closing price of the common stock exceeds $5.40 for a period of twenty consecutive trading days. Upon such call notice, the holders of the warrants must exercise the warrants within thirty days, after which time they may be redeemed for $.05 per warrant.

In connection with the July 2002 convertible debt issuance (see Note 7), the Company issued a warrant to purchase 300,000 shares of the Company's common stock at exercise prices of $0.936 for the first 150,000 shares, $0.975 for the next 50,000 shares, and $1.17 for the remaining 100,000 shares. Using the fair value-based method of accounting, the Company recorded $259,000 of expense and a corresponding credit to paid-in-capital during 2002 related to the issuance of this warrant. These warrants were subsequently canceled in July 2003 in conjunction with the settlement and repayment of the related debt.

At December 31, 2003, the outstanding vested warrants to purchase common stock are as follows:

Shares of Common     Exercise       Aggregate       Expiration
      Stock           Price         Exercise            Date
                                       Price
----------------------------------------------------------------

   41,237             $ 6.06      $    250,000      08/05/2004
      250               3.25               813      10/14/2004
      280               8.00             2,240      12/15/2004
    8,890               7.41            65,875      12/20/2004
    3,500               7.31            25,585      12/22/2004
2,179,121              11.38        24,798,397      06/02/2010
2,000,000               1.80         3,600,000      11/27/2006
---------                         ------------
4,233,278                         $ 28,742,910
=========                         ============


                                      F-19

NOTE  12.  COMMON  STOCK  LISTING

The Company's common stock began trading on the Over the Counter Bulletin Board ("OTCBB") operated by the National Association of Securities Dealers ("NASD") on December 3, 1998. The NASD adopted eligibility rules in 1999, which required clearance of comments by the SEC on all SEC filings. The Company filed its initial filing on Form 10 with the SEC on June 10, 1999 but, as of October 7, 1999, the SEC had not cleared its comment period. In accordance with the OTCBB's phase-in schedule for the new eligibility rules, the listing on the OTCBB was terminated. The Company's common stock was quoted in the National Quotation Board's Electronic Pink Sheets until December 7, 1999, when the SEC cleared the comment period and the stock was relisted and traded on the OTCBB through March 13, 2000 at which time the stock was approved for trading on the NASDAQ Small Cap Market. Subsequently the stock was approved for trading on the NASDAQ National Market ("NNM") on July 31, 2000, under the symbol "BLLS." On February 4, 2003, the NNM delisted the Company's common stock because the Company did not meet the requirements for continued listing on the NNM. The Company's common shares were immediately eligible for quotation on the OTCBB effective at opening of business on February 4, 2003. On July 29, 2003, the Company amended its Articles of Incorporation to change its name to Payment Data Systems, Inc. and began trading on the OTCBB under a new symbol, PYDS, on August 20, 2003.

NOTE  13.  LEGAL  PROCEEDINGS

Beginning in December 2000, the Company pledged as loan guarantees certain funds held as money market funds and certificates of deposit to collateralize margin loans for the following executive officers of the Company: (1) Michael R. Long, then Chairman of the Board of Directors and Chief Executive Officer; (2) Louis
A. Hoch, then President and Chief Operating Officer; (3) Marshall N. Millard, then Secretary, Senior Vice President, and General Counsel; and (4) David S. Jones, then Executive Vice President. Mr. Millard and Mr. Jones no longer are employees of the Company. The pledged funds were held in the Company's name in accounts with the lenders that held the margin loans of the officers. The Company's purpose in collateralizing the margin loans was to prevent the sale of its common stock owned by these officers while it was pursuing efforts to raise additional capital through private equity placements. The sale of that common stock could have hindered the Company's ability to raise capital in such a manner and compromised its continuing efforts to secure additional financing. The Company was also trying to accommodate the requests of the named executive officers, who were seeking to preserve their financial liquidity. The Company believed this action served its purpose of assuring stable management and leadership for their future. The margin loans were obtained in March 1999 from institutional lenders and were secured by shares of the Company's common stock owned by these officers. Each of the officers used the proceeds of their respective margin loans for investment purposes and usual and customary living expenses.

None of the margin loans were recourse with respect to the officers and none of the loan guarantees were recourse with respect to the Company because at the times the margin loans were made and the funds pledged, the value of the common stock collateralizing the margin loans exceeded the loan amounts. Under the original terms of the arrangement, the Company charged each of the officers, pro rata, the difference between the rate of return earned by them before the collateralization of the margin loans on the funds that were to be the pledged funds and the rate of return earned on the pledged funds after the collateralization of the margin loans. The Company offset such amounts due from Mr. Long, Mr. Hoch, and Mr. Millard against their respective salaries from the date the funds were pledged until November of 2002, when the Company underwent significant downsizing and Mr. Long, Mr. Hoch, and Mr. Millard began deferring their salaries. The Company offset such amounts due from Mr. Jones against his salary from the date the funds were pledged until the date of his departure from the Company in August 2001.

                                      F-20

The highest total amount of funds pledged for the margin loans guaranteed by us was approximately $2.0 million. The total balance of the margin loans guaranteed by the Company was approximately $1.3 million at December 31, 2002. At the time the funds were pledged, the Company believed they would have access to them because (a) their stock price was substantial and the stock pledged by the officers, if liquidated, would produce funds in excess of the loans payable, and
(b) with respect to one of the institutional lenders (who was also assisting the Company as a financial advisor at the time), even if the stock price fell, they had received assurances from that institutional lender that the pledged funds would be made available as needed. During the fourth quarter of 2002, the Company requested partial release of the funds for operating purposes, which request was denied by an institutional lender. At that time, their stock price had fallen as well, and it became clear that both institutional lenders would not release the pledged funds.

In light of these circumstances, the Company recognized a loss on the guarantees of $1,278,138 in the fourth quarter of 2002 and recorded a corresponding payable under related party guarantees on their balance sheet at December 31, 2002 because it became probable at that point that they would be unable to recover their pledged funds. During the quarter ended March 31, 2003, the lenders applied the pledged funds to satisfy the outstanding balances of the loans. The total balance of the margin loans guaranteed by the Company was zero at December 31, 2003.

The pledged funds were classified as cash and cash equivalents on the Company's balance sheet and disclosed in the accompanying footnotes in the Company's Annual Report on Form 10-K for each of the years ended December 31, 2000 and 2001, respectively. The pledged funds were classified as cash and cash equivalents on the Company's balance sheet and disclosed in the accompanying footnotes in the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, respectively. Under the terms of the related guaranty agreements, we could, at any time, terminate our obligations and the lenders' rights under the guaranty agreements, but we would remain liable for any losses incurred by the lenders in liquidating the guaranteed accounts by selling the common stock held as collateral in the margin loan accounts in order to pay off the margin loan balances in full during a reasonable time subsequent to the receipt of our termination notice. Because we had the right to withdraw our pledged funds at any time and would not incur any losses as long as the value of the common stock held in the margin loan accounts exceeded the total balance of the margin loans, the funds we had pledged were properly reported as unrestricted as long as there was sufficient collateral other than our pledged funds available to cover the loans. Based on the number of shares of our common stock held by these officers in their margin accounts collateralizing the loans and the price of our common stock at the time these respective reports were filed, management determined that there was sufficient coverage available for the lenders to liquidate the stock to pay off the margin loans in full and return the full amount of our pledged funds to us if we had withdrawn our guarantee. At a stock price of less than $0.83 per share, management estimated that the lenders would have to access the pledged funds in order to cover the loans. Beginning August 29, 2002, the closing price for the Company's common stock has not been above $0.81 per share. Prior to August 29, 2002 while the funds were pledged, the closing price of the Company's common stock also struck below $0.83 on July 10, July 22, August 12 and August 13 during 2002 when the closing price was $0.70, $0.75, $0.81 and $0.80, respectively. After the price of our common stock was too low to provide the lenders with sufficient coverage of the margin loan balances and the Company's request for partial release of the funds was denied by an institutional lender, the pledged funds were classified as cash pledged as collateral for related party obligations on the Company's balance sheet and disclosed in the accompanying footnotes in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. On June 30, 2003, the Company filed an amended Annual Report on Form 10-K for the year ended December 31, 2001 and amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 as a result of comments received from the Securities and Exchange Commission in connection with their review of the Company's registration statement on Form S-3 that was originally filed on August 9, 2002. These amended reports included restated balance sheets that classified the pledged funds as cash pledged as collateral for related party obligations because by the time the amended reports were filed, there was no longer sufficient collateral other than our pledged funds available to cover the loans and it was clear that the funds would not be released as the Company had been assured.

                                      F-21

The Company may institute litigation or arbitration in collection of the outstanding repayment obligations of Mr. Long, Mr. Hoch, Mr. Millard, and Mr. Jones, which currently total $1,278,138. Presently, the Company has refrained from initiating action to recover these funds from Mr. Long, Mr. Hoch, and Mr. Millard because they may have offsetting claims that total $1,445,500 collectively by virtue of the change of control clause in their respective employment agreements based on the Company's preliminary analysis. We understand that these individuals may assert such claims based on our sale of substantially all of our assets to Harbor Payments, Inc. on July 25, 2003. We have not initiated any formal settlement negotiations with these individuals because they are presently under an extended employment contract with us or have not been amenable to such an action. The Company has not pursued the outstanding repayment obligation of Mr. Jones because they do not consider a recovery attempt to be cost beneficial. In order to attempt a recovery from Mr. Jones, we estimate that we would incur a minimum of $20,000 in estimated legal costs with no reasonable assurance of success in recovering his outstanding obligation of approximately $38,000. Because of the limited amount of the obligation, we also anticipate difficulty in retaining counsel on a contingency basis to pursue collection of this obligation. The ultimate outcome of this matter cannot presently be determined.

On July 25, 2003, certain stockholders (those stockholders being Mike Procacci, Jr., Mark and Stefanie McMahon, Anthony and Lois Tedeschi, Donna and James Knoll, John E. Hamilton, III, William T. Hagan, Samuel A. Fruscione, Dana Fruscione-Penzone, Gia Fruscione, Alicia Fruscione, Joseph Fruscione, Robert Evans, John Arangio, Gary and JoAnne Gardner, Lee and Margaret Getson, G. Harry Bonham, Jr., Gary Brewer, Bob Lastowski, Robert Filipe, Mitchell D. Hovendick, Dr. John Diephold, Joseph Maressa, Jr., and Charles Brennan) commenced legal action against the Company, Ernst & Young, LLP and certain of the Company's current and former directors (including the executive officers named above) in the District Court of the 45th Judicial District, Bexar County, Texas (the "Suit"). With respect to the Company and the current and former directors named in the suit, the plaintiffs allege that the Company, acting through such directors, misstated in the Company's 2000 and 2001 Form 10-Ks the Company's ability to use for operational purposes the funds pledged as security for margin loans of certain of the Company's executive officers, as discussed above. The Plaintiffs allege and seek economic and exemplary damages, rescission, interest, attorneys' fees and costs of court. The Company believes this suit is without merit and intends to vigorously defend the company and the directors named in the suit. The results of legal proceedings cannot be predicted with certainty. If the Company fails to prevail in this legal matter, the Company's financial position, results of operations, and cash flows could be materially adversely affected.

NOTE  14.  DISCONTINUED  OPERATIONS

On July 25, 2003 (the "Closing") the Company sold substantially all of its assets (the "Business") to Saro, Inc., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of CyberStarts, Inc., a Delaware corporation (the "Sale"). The aggregate selling price for the Business was $4,800,000 (the "Purchase Price"), including $700,000 subject to certain earnout provisions, plus the Purchaser's assumption of certain liabilities of the Company. The Purchase Price was determined through extensive negotiations between the Purchaser and the Company. The Board of Directors of the Company, in its reasonable business judgment, approved the Purchase Price based upon the following factors: 1) the extensive search for a purchaser of the Business; 2) the number of offers made by potential purchasers for the Business; 3) the Company's ability to raise other sources of capital to operate the Business; and
4) the future trends in the industry of the Business. The sale of the Business was approved by a majority of the shareholders of PDS at a Special Meeting of Shareholders held on July 14, 2003. The assets sold represented the Company's proprietary technology infrastructure along with certain third party software and hardware platforms and certain furniture and fixtures that supported its service offerings, including its eServ and eConsulting products. The carrying value of these non-current assets was approximately $1,068,000 at July 25, 2003 and $1,890,000 at December 31, 2002 as detailed below:

                                      F-22

                            July  25,  2003   December  31,  2002
Computer  hardware                2,809,294     2,808,985
Software  (third  party)          1,462,983     1,462,983
Furniture  and  fixtures            596,140       876,817
Proprietary  technology                   -             -
Total  cost                       4,868,417     5,184,236

Less:accumulated  depreciation
  and  amortization              (3,800,198)   (3,293,878)

Total  net  book  value  of
assets  sold                      1,068,219     1,890,358


The Company expensed the costs to develop our proprietary technology infrastructure as they were incurred so these assets had no recorded value at the date of sale. The Purchaser also assumed certain current and non-current liabilities with carrying values of $83,000 and $30,000, respectively, at July 25, 2003. The assets sold represented virtually all of the Company's assets, which it used to produce nearly all of its revenue; therefore, the Company has ceased its primary operations and will continue to operate its bills.com consumer bill payment portal and concentrate on building its electronic payments business. The results of operations for the asset group disposed of have been reported as discontinued operations in the accompanying statements of operations. During the years ended December 31, 2003, 2002 and 2001, these discontinued operations provided revenue of $2,155,000, $4,129,000 and $2,925,000, respectively. The Company retained its accounts receivable and related deferred revenue associated with the customers of the Business, as well as certain accounts payable and accrued liabilities related to the Business. At December 31, 2003, the Company's balance sheet included approximately $38,000 of net accounts receivable and approximately $277,000 of current liabilities that related to the operations of the Business.

At Closing, the Purchaser paid the Company $4,100,000 in cash. The Company may earn an additional $700,000 based upon two earnouts calculated upon gross revenues of the Business for the four consecutive quarters following the Closing, the first quarter of which begins the first day of the first full month after the Closing. The Sale of the Business qualifies as a change of control under the employee agreements of certain officers of the Company, which may result in the assertion of claims by these officers under their employee agreements. The ultimate outcome of this matter cannot presently be determined. Subsequent to the Sale, the Company settled claims made under employee agreements by the Chief Financial Officer and Chief Marketing Officer for cash consideration of $200,000 in the aggregate, including approximately $30,000 that is contingent on the Company meeting the earnout provisions of the Sale, and terminated their respective employee agreements.

NOTE  15.  SUBSEQUENT  EVENTS

In February 2004, the Company executed an agreement for an equity line of credit with Dutchess Private Equities Fund, LP ("Dutchess"). Under the terms of the agreement, PDS may elect to receive as much as $10 million from Dutchess in common stock purchases over the next three years at the option of the Company. The Company agreed to file with the Securities and Exchange Commission, and have declared effective before any funds may be received under the agreement, a registration statement registering the resale of the shares of the Company's common stock to be issued to Dutchess. Any funds received will be used, as needed, to support on-going operations and enhance potential merger and acquisition activity.

                                      F-23

In February 2004, the Company issued 55,000 shares of common stock under the terms of its Amended 1999 Comprehensive Employee Stock Plan ("Employee Plan") to a former employee for services provided while employed by the Company in 2003. During the quarter ended March 31, 2004, the Company issued a total of 300,000 shares of common stock under the terms of its Employee Plan to an independent contractor providing financial consulting services to the Company.

Through March 15, 2004, the Company issued a total of 72,225 shares of common stock to certain independent contractors performing services for the Company. Such shares were issued pursuant to Section 506 of Regulation D of the Securities and Exchange Act of 1933, as amended.

NOTE  16.  QUARTERLY  FINANCIAL  DATA  (UNAUDITED)

Selected  quarterly  financial  data  for  2003  and  2002  is  presented below.


                                                       2003
                               -----------------------------------------------------
                                   First        Second        Third        Fourth
                               -----------------------------------------------------
Revenue                         $    24,156  $    28,915   $    29,342  $    36,884
Loss from continuing
operations                         (464,305)    (489,516)     (336,161)    (484,317)
Income (loss) from
discontinued operations            (337,653)    (423,446)    2,956,579       63,715
Net income (loss)                  (801,958)    (912,962)    2,620,418     (420,602)

Basic and diluted income
(loss) per common share (a):
Loss from continuing operations       (0.02)       (0.02)        (0.01)       (0.02)
Income (loss) from
discontinued operations               (0.02)       (0.02)         0.14            -
Net income (loss)                     (0.04)       (0.04)         0.13        (0.02)
Weighted average common
shares outstanding               20,686,189   20,722,656    20,722,656   21,395,343

                                                       2002
                               -----------------------------------------------------
                                   First        Second        Third        Fourth
                               -----------------------------------------------------
Revenue                         $    15,071  $   18,422   $    20,774  $    22,803
Loss from continuing
operations                         (647,869)   (718,701)   (1,139,610)  (2,756,280)
Income (loss) from
discontinued operations          (1,244,761) (1,430,481)   (1,136,095)  (1,880,880)
Net loss                         (1,892,630) (2,149,182)   (2,275,705)  (4,637,160)
Basic and diluted income
(loss) per common share (a):
Loss from continuing operations       (0.03)      (0.03)        (0.06)       (0.14)
Income (loss) from
discontinued operations               (0.06)      (0.07)        (0.05)       (0.09)
Net income (loss)                     (0.09)      (0.10)        (0.11)       (0.23)
Weighted average common shares
outstanding                      20,577,813  20,581,126    20,602,074   20,603,799


(a) Earnings per common share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly per common share information may not equal the annual income or loss per common share.

                                      F-24

                                   PAYMENT DATA SYSTEMS, INC.
                                  CONSOLIDATED BALANCE SHEETS
                                                          March 31, 2004    December 31, 2003
                                                          ----------------  -------------------
                                                               (Unaudited)
                                                          ----------------
Assets:
Current assets:
   Cash and cash equivalents . . . . . . . . . . . . . .  $       268,230   $          528,119
   Accounts receivable, net. . . . . . . . . . . . . . .           28,227               43,693
   Prepaid expenses and other. . . . . . . . . . . . . .           66,388              113,650
                                                          ----------------  -------------------
Total current assets . . . . . . . . . . . . . . . . . .          362,845              685,462

Property and equipment, net. . . . . . . . . . . . . . .          192,303              215,156
Other assets . . . . . . . . . . . . . . . . . . . . . .           34,032               37,782
                                                          ----------------  -------------------
Total assets . . . . . . . . . . . . . . . . . . . . . .  $       589,180   $          938,400
                                                          ----------------  -------------------

Liabilities and stockholders' equity (deficit):
Current liabilities:
   Accounts payable. . . . . . . . . . . . . . . . . . .  $       511,376   $          501,488
   Accrued expenses. . . . . . . . . . . . . . . . . . .          186,418              224,180
                                                          ----------------  -------------------
Total current liabilities. . . . . . . . . . . . . . . .          697,794              725,668

Stockholders' equity:
Common stock, $0.001 par value, 200,000,000 shares
authorized; 21,495,181 and 20,987,956 issued and
 outstanding . . . . . . . . . . . . . . . . . . . . . .           21,445               20,988
Additional paid-in capital . . . . . . . . . . . . . . .       46,921,821           46,842,908
Accumulated deficit. . . . . . . . . . . . . . . . . . .      (47,051,880)         (46,651,164)
                                                          ----------------  -------------------
Total stockholders' equity (deficit) . . . . . . . . . .         (108,614)             212,732
                                                          ----------------  -------------------
Total liabilities and stockholders' equity (deficit) . .  $       589,180   $          938,400
                                                          ----------------  -------------------

See notes to interim consolidated financial statements.


                                      F-25

                                   PAYMENT  DATA  SYSTEMS,  INC.
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (UNAUDITED)
                                                             Three Months Ended March 31,
                                                                     2004          2003
                                                          ---------------   -------------

Revenues . . . . . . . . . . . . . . . . . . . . . . . .  $        55,197   $    24,156

Operating expenses:
Cost of services . . . . . . . . . . . . . . . . . . . .           63,640        17,530
Selling, general and administrative. . . . . . . . . . .          359,819       388,593
Depreciation and amortization. . . . . . . . . . . . . .           27,682        36,073
                                                          ----------------  ------------
Total operating expenses . . . . . . . . . . . . . . . .          451,141       442,196
                                                          ----------------  ------------

Operating loss . . . . . . . . . . . . . . . . . . . . .         (395,944)     (418,040)

Other income (expense), net:
Interest income. . . . . . . . . . . . . . . . . . . . .              398         4,168
Interest expense . . . . . . . . . . . . . . . . . . . .                -       (44,393)
Other income (expense) . . . . . . . . . . . . . . . . .           (5,170)       (6,040)
                                                          ----------------  ------------
Total other income (expense), net. . . . . . . . . . . .           (4,772)      (46,265)
                                                          ----------------  ------------

Loss from continuing operations before
 income taxes. . . . . . . . . . . . . . . . . . . . . .         (400,716)     (464,305)
Income taxes . . . . . . . . . . . . . . . . . . . . . .                -             -
                                                          ----------------  ------------

Loss from continuing operations. . . . . . . . . . . . .         (400,716)     (464,305)

Discontinued operations:
Loss from discontinued operations, net of
 no income taxes . . . . . . . . . . . . . . . . . . . .                -      (337,653)
                                                          ----------------  ------------

Net loss . . . . . . . . . . . . . . . . . . . . . . . .  $      (400,716)  $  (801,958)
                                                          ----------------  ------------

Basic and diluted loss per common share:
Loss from continuing operations. . . . . . . . . . . . .  $         (0.02)  $     (0.02)
Loss from discontinued operations. . . . . . . . . . . .                -         (0.02)
                                                          ----------------  ------------
Net loss . . . . . . . . . . . . . . . . . . . . . . . .  $         (0.02)  $     (0.04)
                                                          ----------------  ------------

Weighted average common shares
 outstanding . . . . . . . . . . . . . . . . . . . . . .       21,189,477    20,686,189

See notes to interim consolidated financial statements.


                                      F-26

                            PAYMENT DATA SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                   ===========
                                                        Three Months Ended March 31,
                                                        ---------------------------

                                                              2004          2003
                                                         ----------  --------------

Operating activities:
Loss from continuing operations . . . . . . . . . . . .  $(400,716)  $  (464,305)
Adjustments to reconcile loss from continuing
 operations to net cash used in operating activities:
 Depreciation and amortization. . . . . . . . . . . . .     27,682        36,073
 Non-cash issuance of common stock. . . . . . . . . . .     59,700        16,250
 Changes in current assets and current liabilities:
 Accounts receivable. . . . . . . . . . . . . . . . . .     15,466       (68,593)
 Prepaid expenses and other . . . . . . . . . . . . . .     47,262        95,522
 Accounts payable and accrued expenses. . . . . . . . .    (11,549)      284,346
 Deferred revenue . . . . . . . . . . . . . . . . . . .          -        (7,985)
                                                         ----------  ------------
Net cash used in continuing operations. . . . . . . . .   (262,155)     (108,692)
Net cash used in discontinued operations. . . . . . . .          -       (51,220)
                                                         ----------  ------------

Net cash used in operating activities . . . . . . . . .   (262,155)     (159,912)

Investing activities:
Purchases of property and equipment . . . . . . . . . .     (1,079)            -
                                                         ----------  ------------

Net cash used in investing activities . . . . . . . . .     (1,079)            -

Financing activities:
Cash pledged as collateral for related party
obligations . . . . . . . . . . . . . . . . . . . . . .          -     1,311,984
Payments for related party obligations. . . . . . . . .          -    (1,278,138)
Issuance of common stock, net of issuance costs . . . .      3,345         6,710
                                                         ----------  ------------

Net cash provided by financing activities . . . . . . .      3,345        40,556
                                                         ----------  ------------

Change in cash and cash equivalents . . . . . . . . . .   (259,889)     (119,356)

Cash and cash equivalents, beginning of period. . . . .    528,119       286,105
                                                         ----------  ------------

Cash and cash equivalents, end of period. . . . . . . .  $ 268,230   $   166,749
                                                         ----------  ------------


See notes to interim consolidated financial statements.


                                      F-27

                           PAYMENT DATA SYSTEMS, INC.
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note  1.  Basis  of  Presentation

Payment Data Systems, Inc. and subsidiaries (the "Company"), has incurred substantial losses since inception, which has led to a significant decrease in its cash position and a deficit in working capital. The Company sold substantially all of its assets in July 2003 (see Note 3) and reduced expenditures for operating requirements. Despite these actions, the Company believes that its current available cash along with anticipated revenues may be insufficient to meet its anticipated cash needs for the foreseeable future. Consequently, the Company's ability to continue as a going concern may be contingent on the Company receiving additional funds in the form of equity or debt financing. Accordingly, the Company is currently aggressively pursuing strategic alternatives, including investment in the Company via an equity line of credit (see Note 5). The sale of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders, and debt financing, if available, may involve restrictive covenants which could restrict operations or finances. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all. If the Company cannot raise funds, on acceptable terms, or achieve positive cash flow, it may not be able to continue to exist, conduct operations, grow market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which would negatively impact its business, operating results and financial condition. The accompanying unaudited consolidated financial statements of the Company do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The accompanying unaudited consolidated financial statements of the Company have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company's financial position, results of operations and cash flows for such periods. The accompanying interim consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Results of operations for interim periods are not necessarily indicative of results that may be expected for any other interim periods or the full fiscal year. Certain prior period amounts have been reclassified to conform to the current year presentation.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note  2.  Stock-Based  Compensation

The Company applies the intrinsic value method under the recognition and measurement provisions of APB No. 25, "Accounting for Stock Issued to
Employees," in accounting for its stock option and stock purchase plans. Accordingly, no stock-based employee compensation expense has been recognized for options granted with an exercise price equal to the market value of the underlying common stock on the date of grant or in connection with the employee stock purchase plan. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                      F-28

                                                                              Three Months Ended March 31,
                                                                                   2004           2003
                                                                                ----------    ----------

Net loss, as reported                                                            $(400,716)  $(801,958)

Less: Total stock-based employee compensation expense determined
 under fair value based method for all awards, net of related tax effects          (67,755)   (190,974)
                                                                                 ----------  ----------

Pro forma net loss                                                                (468,471)   (992,932)
                                                                                 ==========  ==========

Net loss per common share - basic and diluted, as reported                       $   (0.02)  $   (0.04)

Net loss per common share - basic and diluted, pro forma                         $   (0.02)  $   (0.05)



Note  3.  Discontinued  Operations

Prior to selling substantially all of its assets in July 2003, the Company provided electronic bill presentment and payment ("EBPP") services to companies generating recurring bills and also provided related EBPP consulting and Internet-based customer care interaction services. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations for the asset group disposed of have been classified as discontinued operations. All financial information presented for the three months ended March 31, 2003 has been restated to reflect the operating results of this asset group as discontinued operations.

Note  4.  Related  Party  Transactions

Beginning in December 2000, the Company pledged certain funds held as money market funds and certificates of deposit to collateralize certain margin loans of four executive officers of the Company (only two of which are currently employed by the Company). The margin loans were from institutional lenders and were secured by shares of the Company's common stock held by these officers. The Company's purpose in collateralizing the margin loans was to prevent the sale of the Company's common stock held by these officers while the Company was pursuing efforts to raise additional capital through private equity placements. The sale of the Company's common stock could have hindered the Company's ability to raise capital in such a manner and compromised the Company's continuing efforts to secure additional financing. The total balance of the margin loans guaranteed by the Company was approximately $1.3 million at December 31, 2002. The Company believed it had the unrestricted legal right to use the pledged funds for its operations, if necessary, based on (i) its interpretation of the loan guarantee agreements, (ii) the market price of the Company's stock at the time of the pledge, and (iii) assurances the Company received from one of the institutional lenders that funds would be made available if needed. During the fourth quarter of 2002, the Company sought partial release of the funds for operating purposes, which was denied by the institutional lender, based upon their interpretation of the loan guarantee agreements. In light of this action, the Company recognized a loss on the guarantees of $1,278,138 in the fourth quarter of 2002 and recorded a corresponding payable under related party guarantees on the Company's balance sheet at December 31, 2002. During the quarter ended March 31, 2003, the lenders applied the pledged funds being held to satisfy the outstanding balances of the loans. The total balance of the margin loans guaranteed by the Company was zero at March 31, 2004. The Company may institute litigation or arbitration concerning these matters, which may result in the assertion of claims by these officers under their employee agreements. The ultimate outcome of this matter cannot presently be determined.

                                      F-29

Note  5.  Equity  Line  of  Credit

In February 2004, the Company executed an agreement for an equity line of credit with Dutchess Private Equities Fund, LP ("Dutchess"). Under the terms of the agreement, the Company may elect to receive as much as $10 million from Dutchess in common stock purchases over the next three years at the option of the Company. The Company agreed to file with the Securities and Exchange Commission, and have declared effective before any funds may be received under the agreement, a registration statement registering the resale of the shares of the Company's common stock to be issued to Dutchess. The Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission on April 28, 2004 to register the resale of these shares. As of the date of this report, the Securities and Exchange Commission had not declared this registration statement effective.

Note  6.  Issuance  of  Capital  Stock

In February 2004, the Company issued 55,000 shares of common stock under the terms of its Comprehensive Employee Stock Plan to a former employee for services provided while employed by the Company in 2003. During the quarter ended March 31, 2004, the Company also issued a total of 315,000 shares of common stock under the terms of its Comprehensive Employee Stock Plan to independent contractors providing consulting services to the Company and recorded approximately $60,000 of related expense. The shares issued were valued at the closing price of our common stock as reported on the NASD OTCBB on the day that the respective recipient of the shares agreed to accept our common stock instead of cash for their services.

In March 2004, the Company issued 15,000 shares of common stock and received cash proceeds of approximately $3,000 related to the exercise of stock options granted under the terms of its Comprehensive Employee Stock Plan.

During the quarter ended March 31, 2004, the Company issued a total of 72,225 shares of common stock to certain independent contractors performing services for the Company. Such shares were issued pursuant to Section 506 of Regulation D of the Securities and Exchange Act of 1933, as amended. The Company recorded approximately $11,000 of expense related to the issuance of this stock. The shares issued were valued at the average closing price of our common stock as reported on the NASD OTCBB during the period that the respective recipient of the shares provided services to us. The average closing price was used to value the stock given as consideration because the related independent contractor agreements called for the contractors to earn a certain number of shares of common stock for each month (prorated for any partial month) spent working on behalf of the Company with no specified term. In effect, the contractors earned the same fixed number of shares for each day that they worked for the Company so the performance commitment was met by the contractors on a daily basis and valued as such in accordance with the measurement date guidance provided by EITF 96-18.

Note  7.  Subsequent  Events

In April 2004, the Company issued 50,000 shares of common stock under the terms of its Comprehensive Employee Stock Plan to an independent contractor providing consulting services to the Company. The Company recorded $9,500 of expense related to the issuance of this stock.

                                      F-30

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

On February 10, 2004, our Board of Directors of, upon recommendation of its Audit Committee, dismissed Ernst & Young LLP as our independent accountants and appointed the firm of Akin, Doherty, Klein & Feuge, P.C., a professional corporation, to serve as our independent public accountants for the fiscal year ending December 31, 2003.

Ernst & Young's report on our consolidated financial statements for the fiscal year ended December 31, 2002 contained a qualified opinion as to the uncertainty of our ability to continue as a going concern.

During the years ended December 31, 2002 and 2001 and through the date hereof, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During the years ended December 31, 2002 and 2001 and through February 10, 2004, we did not consult with Akin Doherty with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                           PAYMENT DATA SYSTEMS, INC.
                              40,000,000 Shares of
                                  Common Stock

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by Payment Data Systems, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                      F-31

                                   PROSPECTUS
                                   ----------

Until [90 days from the date of effectiveness], all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

                                 August 23, 2004
                                 --------------

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Please refer to "DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee--Securities and Exchange Commission       $ 1,432
Legal Expenses                                       $17,000
Accounting Expenses                                  $ 2,500
Blue Sky Fees and Expenses                           $ 1,000
Printing Expenses                                    $ 1,500
Miscellaneous expenses                               $ 1,568
                                                   ---------
              Total:                                 $25,000

                     RECENT SALES OF UNREGISTERED SECURITIES

We sold an aggregate of 112,500 shares of our unregistered common stock, par value $0.001, to Bil Manes, Marc Orcutt and Mike Jisha, three separate independent contractors, in consideration for services completed on December 15, 2002, January 15, 2003, February 15, 2003, March 15, 2003, April 15, 2003, and
May 15, 2003. Mr. Manes and Mr. Orcutt provided sales and marketing consulting services to us and Mr. Jisha provided telecommunications consulting services to us. The total value of the services received from these contractors was $22,625. The shares were valued at the average closing price of our common stock over the period that the services were performed since the individual contractor service agreements called for a specified number of shares to be issued for each month that the contractor provided services.The offers and sales the subject hereof satisfied the terms and conditions of Section 506 of Regulation D as no general solicitation was undertaken.

In December 2003, we agreed to issue 34,725 shares of our unregistered common stock, par value $0.001, to Comp-Utility Corporation, an independent contractor in consideration for equipment installation services provided to us with a total value of $5,000. The shares were valued at a 4% discount to the closing price of our common stock of $0.15 on December 22, 2003, which was the date that the contractor agreed to accept our common stock instead of cash as payment for invoiced amounts of $5,000. The offer and sale the subject hereof satisfied the terms and conditions of Section 506 of Regulation D as no general solicitation was undertaken.


Exhibit                               Description
-------                               -----------

3.1  Articles  of  Incorporation,  as amended (incorporated by reference to such exhibit in the Registrant's Quarterly Report on Form 10-Q, filed November 14, 2003)

3.2 By-laws, as amended (incorporated by reference to such exhibit in the Registrant's Registration Statement on Form SB-2, filed December 29, 1999)

4.1  Rights  Agreement, dated October 4, 2000 (incorporated by reference to such exhibit in the Registrant's Registration Statement on Form 8-A, filed October 11, 2000)

5.1  Opinion  of  counsel

10.1 Asset Purchase Agreement between the Company and Saro, Inc. dated May 15, 2003 (incorporated by reference to Appendix A in the Registrant's Definitive Proxy Statement, filed June 19, 2003)

10.2 First Amendment to Asset Purchase Agreement dated July 25, 2003 (incorporated by reference to such exhibit in the Registrant's Quarterly Report on Form 10-Q, filed November 14, 2003)

10.3 Standard Office Lease between the Company and Frost National Bank, Trustee for a Designated Trust, dated August 22, 2003 (incorporated by reference to such exhibit in the Registrant's Quarterly Report on Form 10-Q, filed November 14, 2003)

10.4 1999 Employee Comprehensive Stock Plan, as amended (incorporated by reference to such exhibit in the Registrant's Registration Statement on Form S-8, filed January 14, 2004)

10.5 1999 Non-Employee Director Plan (incorporated by reference to such exhibit in the Registrant's Registration Statement on Form S-8, filed February 23,
     2000)

10.6 1999  Employee  Stock  Purchase  Plan  (incorporated  by  reference to such exhibit in the Registrant's Registration Statement on Form S-8, filed February 23, 2000)

10.7 Form of Employment Agreement dated May 31, 2001, between the Company and Executive Officers of the Company (incorporated by reference to such exhibit  in  the  Registrant's  Annual  Report on Form 10-K, filed April 1,
     2002)

10.8**  Investment  Agreement  between the Company and Dutchess Private Equities
     Fund,  LP  dated  June  4,  2004.

10.9**  Registration  Rights  Agreement between the Company and Dutchess Private
     Equities  Fund,  LP  dated  June  4,  2004.

10.10**  Placement  Agent Agreement between the Company, Clayton Dunning and Co,
     Inc.  and  Dutchess  Private  Equities  Fund,  LP  dated  June  4,  2004.

10.11 Affiliate Office Agreement between the Company and Network 1 Financial, Inc. dated October 7, 2003 (filed as Exhibit 10.11 to the Registrant's Registration Statement on Form SB-2 on April 28, 2004 and incorporated herein by reference).

21.1 Subsidiaries of the Registrant (incorporated by reference to such exhibit in the Registrant's Annual Report on Form 10-K, filed April 1, 2002)

23.1 Consent of Akin Doherty Klein & Feuge, P.C., Independent Auditors (filed herewith)

23.2 Consent  of  Ernst  &  Young  LLP,  Independent  Auditors  (filed herewith)

23.3 Consent  of  counsel  (filed  as  part  of  Exhibit  5.1)

------------


**  Previously  filed


                                  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of San Antonio, Texas, on August 3, 2004.

                           PAYMENT DATA SYSTEMS, INC.



 By:  /s/  Michael  Long
-------------------------------------
    Michael  R.  Long
    Chairman  of  the  Board,  Chief  Executive
    Officer  and  Chief  Financial  Officer





SIGNATURE  DATE



By:  /s/  Michael  Long
    ---------------------------------           August  3,  2004
Michael  R.  Long
Chairman  of  the  Board,  Chief  Executive
Officer  and  Chief  Financial  Officer
(principal  executive  officer  and
principal  financial  and  accounting  officer)


By:  /s/  *                                      August  3,  2004
    ---------------------------------
Louis  A.  Hoch
President,  Chief  Operating  Officer
and  Director


By:  /s/  *                                      August  3,  2004
    ---------------------------------
Peter  G.  Kirby
Director





*  By  Power  of  Attorney